PRICING SUPPLEMENT dated April 30, 2018 (To the Prospectus dated March 30, 2018, the Prospectus Supplement dated July 18, 2016 and the Index Supplement dated July 18, 2016)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-212571

Barclays Bank PLC Global Medium-Term Notes, Series A
$1,189,000 Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

■  Linked to an ETF basket composed of the SPDR® S&P 500® ETF Trust (50%); the iShares® Russell 2000 ETF (15%); the iShares® MSCI EAFE ETF (15%); the iShares® MSCI Emerging Markets ETF (10%); the PowerShares® DB Commodity Index Tracking Fund (5%); and the Vanguard® Real Estate ETF (5%) (the “Basket”)

■  Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at stated maturity that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the Basket from the starting price to the ending price. The payment at stated maturity will reflect the following terms:

■  If the value of the Basket increases, you will receive the original offering price plus 150% participation in the upside performance of the Basket, subject to a maximum total return at maturity of 45.00% of the original offering price

■  If the value of the Basket remains flat or decreases but the decrease is not more than 15%, you will be repaid the original offering price

■  If the value of the Basket decreases by more than 15%, you will receive less than the original offering price and will have 1-to-1 downside exposure to the decrease in the value of the Basket in excess of 15%

■  Investors may lose up to 85% of the original offering price

■  Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PS-5 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Selected Risk Considerations” and “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

See “Additional Documents Related to the Offering of the Securities” on page PS-3 of this pricing supplement. The securities will have the terms specified in the prospectus dated March 30, 2018, the prospectus supplement dated July 18, 2016 and the index supplement dated July 18, 2016, as supplemented or superseded by this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” on page PS-12 herein and “Risk Factors” beginning on page S-7 of the prospectus supplement.

We may use this document in the initial sale of the securities. In addition, Barclays Capital Inc. or another of our affiliates may use this document in market resale transactions in any of the securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this document is being used in a market resale transaction.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page PS-5 of this pricing supplement.

	Original Offering Price(1), (2)	Agent Discount(2)	Proceeds to Barclays Bank PLC
Per Security	$1,000.00	$37.30	$962.70
Total	$1,189,000.00	$44,349.70	$1,144,650.30

(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is $942.40 per security. The estimated value is less than the original offering price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PS-4 of this pricing supplement.

(2)	Wells Fargo Securities, LLC and Barclays Capital Inc. are the agents for the distribution of the securities and are acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities	Barclays Capital Inc.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Investment Description

The Principal at Risk Securities Linked to an ETF Basket due November 3, 2022 are our unsecured and unsubordinated debt securities that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at stated maturity (referred to as the “redemption amount” in this pricing supplement) that may be greater than, equal to or less than the original offering price of the securities depending on the performance of an ETF basket (the “Basket”) composed of the SPDR® S&P 500® ETF Trust (50%); the iShares® Russell 2000 ETF (15%); the iShares® MSCI EAFE ETF (15%); the iShares® MSCI Emerging Markets ETF (10%); the PowerShares® DB Commodity Index Tracking Fund (5%); and the Vanguard® Real Estate ETF (5%) (each, a “Basket Component” and, together, the “Basket Components”) from the starting price to the ending price. For information about the Basket and the Basket Components, please see the sections titled “The Basket,” “The SPDR® S&P 500® ETF Trust,” “The iShares® Russell 2000 ETF,” “The iShares® MSCI EAFE ETF,” “The iShares® MSCI Emerging Markets ETF,” “The PowerShares® DB Commodity Index Tracking Fund” and “The Vanguard® Real Estate ETF” in this pricing supplement.

The securities provide:

(i)	repayment of original offering price and a leveraged return at maturity if the value of the Basket increases from the starting price to the ending price, provided that the total return at maturity of the securities will not exceed the maximum total return of 45.00% of the original offering price;

(ii)	repayment of original offering price if the ending price of the Basket is equal to the starting price or less than the starting price by not more than 15%; and

(iii)	exposure to decreases in the value of the Basket if and to the extent the ending price is less than the starting price by more than 15%.

If the ending price is less than the starting price by more than 15%, you will receive less, and possibly 85% less, than the original offering price of your securities at maturity. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PS-5 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Selected Risk Considerations” and “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.

PS-2

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Additional Documents Related to the Offering of the Securities

You should read this pricing supplement together with the prospectus dated March 30, 2018, as supplemented by the prospectus supplement dated July 18, 2016 and the index supplement dated July 18, 2016 relating to our Global Medium-Term Notes, Series A, of which these securities are a part. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the accompanying prospectus supplement and “Selected Risk Considerations” in this pricing supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

To the extent the information or terms in this pricing supplement are different from or inconsistent with the information or terms in the prospectus, prospectus supplement or index supplement, the information and terms in this pricing supplement will control.

When you read the prospectus supplement and the index supplement, note that all references to the prospectus dated July 18, 2016, or to any sections therein, should refer instead to the accompanying prospectus dated March 30, 2018, or to the corresponding sections of that prospectus.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated March 30, 2018: http://www.sec.gov/Archives/edgar/data/312070/000119312518103150/d561709d424b3.htm

•	Prospectus Supplement dated July 18, 2016: http://www.sec.gov/Archives/edgar/data/312070/000110465916132999/a16-14463_21424b3.htm

•	Index Supplement dated July 18, 2016: http://www.sec.gov/Archives/edgar/data/312070/000110465916133002/a16-14463_22424b3.htm

Our SEC file number is 1-10257. As used in this pricing supplement, “we,” “us” and “our” refer to Barclays Bank PLC.

PS-3

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is less than the original offering price of the securities. The difference between the original offering price of the securities and our estimated value of the securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately five months after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PS-12 of this pricing supplement.

PS-4

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Consent to U.K. Bail-in Power

Notwithstanding any other agreements, arrangements or understandings between us and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is an European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder of the securities such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the securities, or amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the securities further acknowledges and agrees that the rights of the holders of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Selected Risk Considerations—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

PS-5

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Investor Considerations

The securities are not suitable for all investors. The securities may be a suitable investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You anticipate that the ending price will be greater than the starting price, and you are willing and able to accept the risk that, if the ending price is less than the starting price by more than 15%, you will receive less, and possibly 85% less, than the original offering price of your securities at maturity.

▪	You are willing and able to accept that any potential return on the securities is limited by the capped value.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the Basket, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Basket Components or the securities (if any) held by the Basket Components, nor will you have any voting rights with respect to the Basket Components or the securities (if any) held by the Basket Components.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity.

▪	You are willing and able to assume our credit risk for all payments on the securities.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be a suitable investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the ending price will be less than the starting price, or you are unwilling or unable to accept the risk that, if the ending price is less than the starting price by more than 15%, you will receive less, and possibly 85% less, than the original offering price of your securities at maturity.

▪	You seek an investment with uncapped exposure to any positive performance of the Basket.

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the Basket, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the Basket Components or the securities (if any) held by the Basket Components.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity.

▪	You are unwilling or unable to assume our credit risk for all payments on the securities.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The suitability considerations identified above are not exhaustive. Whether or not the securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” beginning on page PS-12 of this pricing supplement and the “Risk Factors” beginning on page S-7 of the accompanying prospectus supplement for risks related to an investment in the securities. For more information about the Basket and the Basket Components, please see the sections titled “The Basket,” “The SPDR® S&P 500® ETF Trust,” “The iShares® Russell 2000 ETF,” “The iShares® MSCI EAFE ETF,” “The iShares® MSCI Emerging Markets ETF,” “The PowerShares® DB Commodity Index Tracking Fund” and “The Vanguard® Real Estate ETF” below.

PS-6

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Terms of the Securities

Reference Asset[1]:	An unequally weighted basket (the “Basket”) consisting of six exchange-traded funds (each, a “Basket Component” and, together, the “Basket Components”). The Basket Components, the Bloomberg ticker symbol for each Basket Component and the weighting of each Basket Component is as follows:
Basket Component	Bloomberg Ticker Symbol	Weighting
SPDR® S&P 500® ETF Trust (the “SPY Fund”)	SPY UP	50.00%
iShares® Russell 2000 ETF (the “IWM Fund”)	IWM UP	15.00%
iShares® MSCI EAFE ETF (the “EFA Fund”)	EFA UP	15.00%
iShares® MSCI Emerging Markets ETF (the “EEM Fund”)	EEM UP	10.00%
PowerShares® DB Commodity Index Tracking Fund (the “DBC Fund”)	DBC UP	5.00%
Vanguard® Real Estate ETF (the “VNQ Fund”)	VNQ UP	5.00%

Due to the unequal weightings of the Basket Components, the performance of the SPY Fund will have a significantly larger impact on the return on the securities than the performance of the other funds.
Pricing Date:	April 30, 2018
Issue Date:	May 3, 2018 (T+3)
Calculation Day[2]:	October 27, 2022
Stated Maturity Date[2]:	November 3, 2022. If the calculation day is postponed for any Basket Component, the stated maturity date will be the later of (i) November 3, 2022 and (ii) the third business day after the calculation day as postponed.
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Redemption Amount:

The “redemption amount” per security will equal:

• if the ending price is greater than the starting price: the lesser of:

(i)       $1,000 plus:

(ii)       the capped value;

• if the ending price is less than or equal to the starting price, but greater than or equal to the threshold price: $1,000; or

• if the ending price is less than the threshold price: $1,000 minus:

If the ending price is less than the threshold price, you will receive less, and possibly 85% less, than the original offering price of your securities at maturity. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities.

Capped Value:	The “capped value” is 145.00% of the original offering price ($1,450.00 per security). As a result of the capped value, the maximum total return at maturity of the securities is 45.00% of the original offering price.
Participation Rate:	150%
PS-7

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Threshold Price:	85, which is equal to 85% of the starting price
Starting Price:	100
Ending Price:	The “ending price” will be calculated based on the weighted returns of the Basket Components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 50% of the component return of the SPY Fund; (B) 15% of the component return of the IWM Fund; (C) 15% of the component return of the EFA Fund; (D) 10% of the component return of the EEM Fund; (E) 5% of the component return of the DBC Fund; and (F) 5% of the component return of the VNQ Fund.
Component Return[1]:

The “component return” of a Basket Component will be equal to:

final component price – initial component price

initial component price

where,

•  the “initial component price” is the fund closing price of that Basket Component on the pricing date, as set forth below; and

•  the “final component price” will be the fund closing price of that Basket Component on the calculation day.

The initial component prices of the Basket Components are as follows: SPY Fund ($264.51); IWM Fund ($153.32); EFA Fund ($70.74); EEM Fund ($46.92); DBC Fund ($17.56); and VNQ Fund ($76.09).

Fund Closing Price[1]:	The “fund closing price” with respect to a Basket Component on any trading day means the product of (i) the closing price of one share of that Basket Component on that trading day and (ii) the adjustment factor applicable to that Basket Component on that trading day.
Closing Price:	“Closing price” with respect to a share of a Basket Component has the meaning set forth under “Reference Assets—Exchange-Traded Funds—Special Calculation Provisions” in the prospectus supplement.
Adjustment Factor:	The “adjustment factor” means, with respect to a Basket Component, 1.0, subject to adjustment in the event of certain events affecting the shares of that Basket Component. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to a Basket Component; Alternate Calculation” below.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the prospectus supplement.
Calculation Agent:	Barclays Bank PLC
Tax Considerations:	For a discussion of the tax considerations relating to ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	06746X3Y7 / US06746X3Y77

PS-8

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Agent:

Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. will act as agents for the securities. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession not in excess of $37.30 per security. WFS will provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $22.50 per security. In addition to the concession allowed to WFA, WFS will pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

Barclays Bank PLC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties in connection with the sale of the securities. If WFS, Barclays Capital Inc. or an affiliate of either agent participating as a dealer in the distribution of the securities conducts hedging activities for Barclays Bank PLC in connection with the securities, such agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or distribution expense fee received in connection with the sale of the securities to you. This additional projected profit may create a further incentive for the agents or participating dealers to sell the securities to you.

1 If the shares of a Basket Component are de-listed or if a Basket Component is liquidated or otherwise terminated, the calculation agent may select a successor Basket Component or, if no successor Basket Component is available, will calculate the value to be used as the fund closing price of that Basket Component. In addition, in the case of certain events related to a Basket Component, the calculation agent may adjust any variable, including but not limited to, that Basket Component, initial component price, final component price and fund closing price of that Basket Component if the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares of that Basket Component. For more information, see “Additional Terms of the Securities—Anti-dilution Adjustments Relating to a Basket Component; Alternate Calculation” in this pricing supplement.

2 If the calculation day is not a trading day with respect to any Basket Component, the calculation day for each Basket Component will be postponed to the next succeeding day that is a trading day with respect to each Basket Component. The calculation day will also be postponed for any Basket Component if a market disruption event occurs with respect to that Basket Component on the calculation day as described under “Additional Terms of the Securities—Market Disruption Events” in this pricing supplement. In addition, the stated maturity date will be postponed if that day is not a business day as described under “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement. Notwithstanding anything to the contrary in the prospectus supplement, the stated maturity date will not be postponed due to the postponement of the calculation day, except as set forth under “Terms of the Securities—Stated Maturity Date” above.

PS-9

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the redemption amount) calculated as follows:

Is the ending price greater than the starting price?
Yes
You will receive per security an amount greater than $1,000 calculated as follows:
$$\$1{,}000 + \left[\$1{,}000 \times \left(\frac{\text{ending price} - \text{starting price}}{\text{starting price}}\right) \times 150\%\right]$$
But not more than the capped value.
No
Is the ending price equal to or greater than the threshold price?
Yes
You will receive per security:
$1,000
No
You will receive per security calculated as follows:
$$\$1{,}000 - \left[\$1{,}000 \times \left(\frac{\text{threshold price} - \text{ending price}}{\text{starting price}}\right)\right]$$
In this case, you will receive per security an amount less, and possibly 85% less, than $1,000.

PS-10

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Hypothetical Payout Profile

The following graph is based on a capped value of 145.00% of the original offering price or $1,450.00 per security, a participation rate of 150% and a threshold price equal to 85% of the starting price. For purposes of the following graph, “Basket return” means the percentage change from the starting price to the ending price. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price and whether you hold your securities to maturity.

PS-11

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. These risks are explained in more detail in the “Risk Factors” section in the accompanying prospectus supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances. The indices underlying the Basket Components are sometimes referred to collectively as the “underlying indices” and individually as an “underlying index.”

•	If The Ending Price Is Less Than The Threshold Price, You Will Receive Less, And Possibly 85% Less, Than The Original Offering Price Of Your Securities At Maturity — If the ending price is less than the threshold price, the redemption amount that you receive at maturity will be reduced by an amount equal to the decline in the value of the Basket below the threshold price (expressed as a percentage of the starting price). The threshold price is 85% of the starting price. As a result, you may receive less, and possibly 85% less, than the original offering price at maturity even if the value of the Basket is greater than or equal to the starting price or the threshold price at certain times during the term of the securities.

•	Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Basket Components — The opportunity to participate in the possible increases in the value of the Basket through an investment in the securities will be limited because the redemption amount will not exceed the capped value, regardless of any increase in the value of the Basket, which may be significant. Furthermore, the effect of the participation rate will be progressively reduced for all ending prices exceeding the ending price at which the capped value is reached.

•	Correlation (Or Lack Of Correlation) Of Performances Among The Basket Components May Adversely Affect Your Return On The Securities, And Changes In The Values Of The Basket Components May Offset Each Other — “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. Movements in the values of the Basket Components may not correlate with each other. At a time when the value of a Basket Component increases in value, the value of another Basket Component may not increase as much, or may even decline in value. Therefore, in calculating the Basket Components’ performance on the calculation day, an increase in the value of a Basket Component may be moderated, or wholly offset, by a lesser increase or by a decline in the value of another Basket Component. Further, because the Basket Components are unequally weighted, increases in the values of the lower-weighted Basket Components may be offset by even small decreases in values of the more heavily weighted Basket Components. In addition, however, high correlation of movements in the values of the Basket Components could adversely affect your return on the securities during periods of negative performance of the Basket Components. Changes in the correlation of the Basket Components may adversely affect the market value of the securities.

•	The Securities Are Subject To The Credit Risk Of Barclays Bank PLC — The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

•	You May Lose Some Or All Of Your Investment If Any U.K. Bail-In Power Is Exercised By The Relevant U.K. Resolution Authority — Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks

PS-12

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

•	The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop — The securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

•	The Value Of The Securities Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways — Structured notes, including the securities, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the securities at issuance and their value in the secondary market. Accordingly, in addition to the values of the Basket Components on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Basket Components and the securities or commodity futures contracts held by the Basket Components;

•	the correlation (or lack of correlation) among the Basket Components;

•	the time to maturity of the securities;

•	the market prices of, and dividend rates on, the Basket Components and the securities (if any) or commodities futures contracts (if any) held by the Basket Components;

•	supply and demand trends for the commodities referenced by the futures contracts held by the DBC Fund;

•	interest and yield rates in the market generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory, geographical, meteorological and judicial events;

•	the exchange rates relative to the U.S. dollar with respect to each of the currencies in which the securities held by the EEM Fund and the EFA Fund trade; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•	No Assurance That The Investment View Implicit In The Securities Will Be Successful — It is impossible to predict whether and the extent to which the value of the Basket Components will rise or fall. There can be no assurance that the value of the Basket will not close below the threshold price on the calculation day. The value of the Basket Components will be influenced by complex and interrelated political, economic, financial, geographical, meteorological and other factors that affect the Basket Components, the securities or commodity futures contracts held by the Basket Components and the securities or commodity futures contracts composing the underlying indices. You should be willing to accept the downside risks associated with equities in general and the Basket Components in particular, and the risk of losing up to 85% of the original offering price.

•	Owning The Securities Is Not Equivalent To Owning The Basket Components, The Securities Or Commodity Futures Contracts Held By The Basket Components Or The Securities Or Commodity Futures Contracts Composing The Underlying Indices — The return on your securities may not reflect the return you would realize if you actually owned the Basket Components, the securities or commodity futures contracts held by the Basket Components or the securities or commodity futures contracts composing the underlying indices. For example, as a holder of the securities, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the Basket Components, the securities (if any) held by the Basket Components or the securities (if any) composing the underlying indices.

PS-13

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

•	The Securities Are Subject To Small-Capitalization Companies Risk With Respect To The IWM Fund — The component securities held by the IWM Fund are issued by companies that are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies, and therefore securities linked to the IWM Fund may be more volatile than an investment linked to an exchange-traded fund that holds component securities issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

•	There Are Risks Associated With Investments In Securities Linked To The Value Of Non-U.S. Equity Securities With Respect To The EFA Fund And The EEM Fund — The securities held by the EFA Fund and the EEM Fund are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

•	There Are Risks Associated With Investments In Securities Linked To Emerging Markets With Respect To The EEM Fund — The securities held by the EEM Fund have been issued by non-U.S. companies located in emerging market countries. Emerging markets pose further risks in addition to the risks associated with investing in foreign equity markets generally, as described in the previous risk factor. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

Beginning in June 2018, the securities held by the EEM Fund will include equity securities that are traded on mainland Chinese exchanges (as distinct from exchanges in Hong Kong). Shares traded on mainland Chinese exchanges, referred to as A-shares, are subject to regulation by Chinese authorities, including regulations that limit the amount of shares of equity securities that may be held by foreign investors. These regulations may adversely affect the price of A-shares. Trading in A-shares may be less liquid and subject to greater volatility, including as a result of actions by the Chinese government, than trading on international exchanges outside of mainland China.

•	The Securities Are Subject To Currency Exchange Risk With Respect To The U.S. Dollar And The Non-U.S. Currencies Represented In The EFA Fund And The EEM Fund — Because the prices of the EFA Fund and the EEM Fund are related to the U.S. dollar value of the securities held by the EFA Fund and the EEM Fund, the prices of the EFA Fund and the EEM Fund will be exposed to the currency exchange rate risk with respect to each of the currencies in which the securities held by the EFA Fund and the EEM Fund trade. An investor’s net exposure will depend on the extent to which each of those non-U.S. currencies strengthens or weakens against the U.S. dollar and the relative weight of the component securities denominated in those non-U.S. currencies. If, taking into account the relevant weighting, the U.S. dollar strengthens against those non-U.S. currencies, the prices of the EFA Fund and the EEM Fund will be adversely affected and any payments on the securities may be reduced.

Exchange rate movements for a particular currency are volatile and are the result of numerous factors, including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. Of particular importance to potential currency exchange risk are:

PS-14

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments between the countries represented in the EFA Fund and the EEM Fund and the United States; and

•	the extent of governmental surpluses or deficits in the countries represented in the EFA Fund and the EEM Fund and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the EFA Fund and the EEM Fund, the United States and other countries important to international trade and finance.

•	Possible Regulatory Changes Could Adversely Affect The Performance Of The DBC Fund — U.S. regulatory agencies have proposed new rules that may substantially affect the regulation of the commodity and futures markets. Although the final form of many new rules has not yet been determined and many finalized new rules have not yet been fully implemented, it is likely that such rules would limit the ability of market participants to participate in the commodity and futures market to the extent and at the levels that they have in the past and may have the effect of reducing liquidity in these markets and changing the structure of the markets in other ways. In addition, these regulatory changes will likely increase the level of regulation of markets and market participants and the costs of participating in the commodity and futures markets. These changes could impact the price and volatility of shares of the DBC Fund, which could in turn adversely affect the return on and the value of the securities.

•	Commodity Futures Prices May Change Unpredictably, Affecting The Price Of Shares Of The DBC Fund In Unforeseeable Ways — Trading in commodity futures contracts underlying the DBC Fund is speculative and can be extremely volatile. A decrease in the price of any of the commodities upon which the futures contracts that compose the DBC Fund are based may have a material adverse effect on the performance of the Basket and the return on an investment in the securities. Market prices of the commodities on which the futures contracts that compose the DBC Fund are based may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; governmental programs and policies, national and international monetary, trade, political and economic events, wars and acts of terror, changes in interest and in exchange rates, speculation and trading activities in commodities and related contracts, weather, and agricultural, trade, fiscal and exchange control policies. The price volatility of each commodity also affects the value of the futures and forward contracts related to that commodity and therefore its price at any particular time. The price of any one commodity may be correlated to a greater or lesser degree with any other commodity and factors affecting the general supply and demand as well as the prices of other commodities may affect the particular commodity in question. The commodities markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Many commodities are also highly cyclical. These factors, some of which are specific to the nature of each such commodity, may cause the value of the different commodities upon which the futures contracts that compose the DBC Fund are based, as well as the futures contracts themselves, to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of shares of the DBC Fund and may affect the performance of the Basket. It is not possible to predict the aggregate effect of all or any combination of these factors.

•	Some Of The Commodities Underlying The DBC Fund Will Be Subject To Pronounced Risks Of Pricing Volatility — As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities. Many commodities, like those in the energy and industrial metals sectors, have liquid futures contracts that expire every month. Therefore, in the calculation of the DBC Fund these contracts are rolled forward every month. Contracts based on certain other commodities, most notably agricultural and livestock products, tend to have only a few contract months each year that trade with substantial liquidity. Thus, these commodities, with related futures contracts that expire infrequently, roll forward less frequently than every month in the calculation of the DBC Fund, and can have further pronounced pricing volatility during extended periods of low liquidity. The risk of aberrational liquidity or pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take delivery of the underlying commodities. Due to the significant level of continuous consumption, limited reserves, and oil cartel controls, energy commodities are subject to rapid price increases in the event of perceived or actual shortages. These factors (when combined or in isolation) may affect the price of futures contracts and, as a consequence, the value of the DBC Fund and the return on the securities.

PS-15

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

•	The DBC Fund Does Not Offer Direct Exposure To Commodity Spot Prices — The value of the DBC Fund is intended to track generally the performance of commodity futures contracts on physical commodities included in its underlying index, not physical commodities (or their spot prices). The price of a futures contract on a commodity reflects the expected value of the commodity upon delivery in the future, whereas the price of a physical commodity reflects the value of the commodity upon immediate delivery, which is referred to as the spot price. Several factors can result in differences between the price of a commodity futures contract and the spot price of a commodity, including the cost of storing the commodity for the length of the futures contract, interest costs related to financing the purchase of the commodity and expectations of supply and demand for the commodity. There is typically some deviation between changes in the price of a futures contract and changes in the spot price of the relevant commodity. In some cases, the performance of a futures contract on a commodity can deviate significantly from the spot price performance of the commodity, especially over longer periods of time. As a result, the performance of the DBC Fund may differ from, and be less favorable than, the spot price return of the relevant commodities.

•	The DBC Fund May Be Adversely Affected By “Negative Roll Yields” In “Contango” Markets, Which May Have A Negative Impact On Its Performance — The DBC Fund is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that compose the DBC Fund approach expiration, they are replaced by contracts that have a later expiration. For example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This is accomplished by selling the October contract and purchasing the November contract. This process is referred to as “rolling” exposure to an expiring futures contract into another futures contract with a later expiration date. Through this rolling process, the DBC Fund is able to maintain continuing exposure to futures contracts.

The “rolling” feature of the DBC Fund creates the potential for a significant negative effect on the price of the DBC Fund — which we refer to as a “negative roll yield”— that is independent of the performance of the spot prices of the relevant underlying commodities. The “spot price” of a physical commodity is the price of that commodity for immediate delivery, as opposed to a futures price, which represents the price for delivery of that commodity on a specified date in the future. The DBC Fund would be expected to experience negative roll yield if futures prices tend to be greater than the spot prices for the relevant underlying commodities. A market where futures prices are greater than spot prices is referred to as a “contango” market. Futures prices of a commodity may be greater than spot prices of that commodity for a variety of reasons, including costs of storing the relevant commodity until the delivery date, financing costs and market expectations that future spot prices may be higher than current spot prices. As any futures contract approaches expiration, its value will approach the spot price of the relevant commodity, because by expiration it will effectively represent a contract to buy or sell the relevant commodity for immediate (or “spot”) delivery. Therefore, if the futures market for a commodity is in contango, then the value of a futures contract for that commodity would tend to decline over time (assuming the spot price for that commodity remains unchanged), because the higher futures price would fall as it converges to the lower spot price by expiration. If the futures market for a commodity is in contango and the spot price of that commodity remains constant, the DBC Fund would enter into a position in a futures contract for the relevant commodity at the higher contango futures price and then unwind that position near the lower spot price just prior to expiration of that contract, and then enter into a position in a new futures contract for the relevant commodity at the higher contango futures price and unwind that position near the lower spot price, and so on over time, all the while accumulating losses from the erosion in value that results as the higher contango price declines toward the lower spot price.

•	Suspensions, Limitations Or Disruptions Of Market Trading In The Commodity And Related Futures Markets And The Rules Of Trading Facilities In Such Markets May Adversely Affect The Performance Of The DBC Fund — The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single day. These limits are generally referred to as “daily price fluctuation limits,” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached for a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. Conversely, certain foreign exchanges do not have limit prices and, accordingly, there is no limit on the amount by which the price of a designated contract may decline on a single day. These circumstances could adversely affect the price of shares of the DBC Fund and therefore, the value of the Basket and the value of the securities.

•	The Prices Of Commodities Are Volatile And Are Affected By Numerous Factors, Some Of Which Are Specific To The Commodity Sector For Each Commodity Futures Contracts Held By The DBC Fund — A change in the price of any of the commodity futures contracts underlying the DBC Fund may have a material adverse effect on the value of the DBC Fund, the

PS-16

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Basket and the securities. Commodities futures contracts are subject to the effect of numerous factors, certain of which are specific to the commodity sector for each commodity futures contract underlying the DBC Fund, as discussed below.

•	Agricultural Sector. Global prices of agricultural commodities, including corn, soybeans, sugar and wheat, are primarily affected by the global demand for and supply of those commodities but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for agricultural commodities are affected by governmental programs and policies regarding agriculture, as well as general trade, fiscal and exchange control policies. Extrinsic factors, such as drought, floods, general weather conditions, disease and natural disasters may also affect agricultural commodity prices. Demand for agricultural commodities, such as wheat, corn and soybeans, both for human consumption and as cattle feed, has generally increased with worldwide growth and prosperity.

•	Energy Sector. Global prices of energy commodities, including WTI crude oil, Brent crude oil, RBOB gasoline, heating oil and natural gas, are primarily affected by the global demand for and supply of these commodities, but they are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for energy commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies, and with respect to oil, drought, floods, weather, government intervention, environmental policies, embargoes and tariffs. Demand for refined petroleum products by consumers, as well as by the agricultural, manufacturing and transportation industries, affects the price of energy commodities. Sudden disruptions in the supplies of energy commodities, such as those caused by war, natural events, accidents or acts of terrorism, may cause prices of energy commodity futures contracts to become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing energy commodities, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. In particular, supplies of crude oil may increase or decrease depending on, among other factors, production decisions by the Organization of the Oil and Petroleum Exporting Countries (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC, which has the capacity to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. Demand for energy commodities such as oil and gasoline is generally linked to economic activity and will tend to reflect general economic conditions.

•	Industrial Metals Sector. Global prices of industrial metals commodities, including aluminum, copper and zinc, are primarily affected by the global demand for and supply of these commodities, but they are also significantly influenced by speculative actions and by currency exchange rates. Demand for industrial metals is significantly influenced by the level of global industrial economic activity. Prices for industrial metals commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies, government intervention, embargoes and tariffs. An additional, but highly volatile, component of demand for industrial metals is adjustments to inventory in response to changes in economic activity and/or pricing levels, which will influence decisions to invest in new mines and smelters. Sudden disruptions in the supplies of industrial metals, such as those caused by war, natural events, accidents, acts of terrorism, transportation problems, labor strikes and shortages of power, may cause prices of industrial metals futures contracts to become extremely volatile and unpredictable. The introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities will also affect the prices of industrial metals commodities.

•	Precious Metals Sector. Global prices of precious metals commodities, including gold and silver, are primarily affected by the global demand for and supply of those commodities, but they are also significantly influenced by speculative actions and by currency exchange rates. Demand for precious metals is significantly influenced by the level of global industrial economic activity. Prices for precious metals are affected by governmental programs and policies, national and international political and economic events, expectations with respect to the rate of inflation, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies, government intervention, embargoes and tariffs. Sudden disruptions in the supplies of precious metals, such as those caused by war, natural events, accidents, acts of terrorism, transportation problems, labor strikes and shortages of power, may cause prices of precious metals futures contracts to become extremely volatile and unpredictable. In addition, prices for precious metals can be affected by numerous other factors, including jewelry demand and production levels.

PS-17

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

•	An Increase In The Margin Requirements For Commodity Futures Contracts Included In The DBC Fund May Adversely Affect Its Value — Futures exchanges require market participants to post collateral in order to open and to keep open positions in futures contracts. If an exchange increases the amount of collateral required to be posted to hold positions in commodity futures contracts underlying the DBC Fund, market participants who are unwilling or unable to post additional collateral may liquidate their positions, which may cause the price of the relevant commodity futures contracts to decline significantly. As a result, the value of the DBC Fund, the Basket and the value of the securities may be adversely affected.

•	The Basket May Be Subject To Risks Associated With Foreign Commodity Exchanges — Investments in futures contracts that trade on foreign commodity exchanges involve particular risks. Foreign commodity exchanges may be less regulated than U.S. commodity exchanges, and certain foreign commodities markets may be more susceptible to disruption due to the absence of government regulation. Trading on foreign commodity exchanges is also subject to exchange rate risk relative to the U.S. dollar, exchange controls, expropriations, taxation policies, moratoriums and political or diplomatic events.

•	There Are Risks Relating To Changes To The Investment Objective Of The VNQ Fund — Effective February 1, 2018, the VNQ Fund ceased tracking the MSCI U.S. REIT Index and began tracking the MSCI US Investable Market Real Estate 25/50 Transition Index (the “Transition Real Estate Index”), on an interim basis, in the first phase of a two-phased underlying index change. The VNQ Fund is expected to adopt the MSCI US Investable Market Real Estate 25/50 Index (the “Target Real Estate Index”) as its benchmark sometime in the third quarter of 2018. The principal difference between (a) the MSCI U.S. REIT Index and (b) the Transition Real Estate Index and the Target Real Estate Index is that the former represents the performance of equity REIT securities, whereas the latter also represent the performance of additional specialized REITs and real estate management and development companies. As a result of this transition, the VNQ Fund will be exposed to risks associated with investing both in publicly traded equity REITs and other real estate-related investments. Because the VNQ Fund will begin tracking an index that includes additional specialized REITs and real estate management and development companies, the securities will be subject to increased risk exposure to the real estate sector.

The VNQ Fund is expected to temporarily incur a slightly higher tracking error as part of this transition. In addition, the adjustments to the VNQ Fund’s holdings may result in temporary increases in the VNQ Fund’s transaction costs and turnover rate. The VNQ Fund’s actual transaction costs and turnover rate will be dependent upon a number of factors, including the market environment at the time of the portfolio adjustments. These factors could adversely affect the VNQ Fund’s and the Basket’s performance and the return on the securities. Moreover, the addition of additional specialized REITs and real estate management and development companies may adversely affect the performance of the VNQ Fund and the Basket. Furthermore, the historical performance of the VNQ Fund and the Basket prior to the transition will not reflect the contribution of additional specialized REITs and real estate management and development companies to the VNQ Fund.

•	The Equity Securities Held By The Vanguard Real Estate ETF Are Concentrated In The Real Estate Sector — Each of the equity securities held by the VNQ Fund has been issued by a company whose business is associated with the real estate sector. Because the value of the securities is determined by the performance of the underliers, an investment in the securities will be concentrated in these industries. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these industries than a different investment linked to securities of a more broadly diversified group of issuers.

•	Certain Features Of Exchange-Traded Funds Will Impact The Value Of The Securities — The performance of each Basket Component will not fully replicate the performance of its underlying index, and each Basket Component may hold securities or commodities futures contracts not included in its underlying index. The value of each Basket Component is subject to:

•	Management risk. This is the risk that the investment strategy for a Basket Component, the implementation of which is subject to a number of constraints, may not produce the intended results.

•	Derivatives risk. Each Basket Component may invest in derivatives, including forward contracts, futures contracts, options on futures contracts, options and swaps. A derivative is a financial contract, the value of which depends on, or is derived from, the value of an underlying asset such as a security or an index. Compared to conventional securities, derivatives can be more sensitive to changes in interest rates or to sudden fluctuations in market prices.

•	Transaction costs and fees. Unlike the underlying indices, each Basket Component will reflect transaction costs and fees that will reduce its performance relative to its underlying index.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. In addition, a Basket Component may diverge significantly from the performance of its underlying index

PS-18

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

due to differences in trading hours between that Basket Component and the securities or commodities futures contracts composing its underlying index or other circumstances. During periods of market volatility, securities or commodities futures contracts held by a Basket Component may be unavailable in the secondary market, market participants may be unable to calculate accurately the intraday net asset value per share of that Basket Component and the liquidity of that Basket Component may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in a Basket Component. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of a Basket Components. As a result, under these circumstances, the market value of a Basket Component may vary substantially from the net asset value per share of that Basket Component. Because the securities are linked to the performance of the Basket Components and not the underlying indices, the return on your securities may be less than that of an alternative investment linked directly to the underlying indices.

•	Adjustments To The Basket Components Or To The Underlying Indices Could Adversely Affect The Value Of The Securities And The Amount You Will Receive At Maturity — The policies of the sponsor of a Basket Component (a “fund sponsor”) concerning the calculation of that Basket Component’s net asset value, additions, deletions or substitutions of securities or commodities futures contracts held by that Basket Component and the manner in which changes in the applicable underlying index are reflected in that Basket Component, and changes in those policies, could affect the closing price of the shares of that Basket Component and, therefore, may affect the value of the securities and the amount payable at maturity. Similarly, the policies of the sponsor of an underlying index (an “underlying index sponsor”) concerning the calculation of that underlying index and the addition, deletion or substitution of securities or commodities futures contracts composing that underlying index and the manner in which that underlying index sponsor takes account of certain changes affecting such securities or commodities futures contracts. may affect the level of that underlying index and the closing price of the shares of that Basket Component and, therefore, may affect the value of the securities and the amount payable at stated maturity. The underlying index sponsor could also discontinue or suspend calculation or dissemination of that underlying index or materially alter the methodology by which it calculates that underlying index. Any such actions could adversely affect the value of the securities.

•	Anti-Dilution Adjustments Relating To The Shares Of The Basket Components Do Not Address Every Event That Could Affect Such Shares — An adjustment factor, as described herein, will be used to determine the fund closing prices of the Basket Components. The adjustment factor will be adjusted by the calculation agent for certain events affecting the shares of the applicable Basket Component. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the securities may be adversely affected. For additional information, see “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Fund; Alternate Calculation” in this pricing supplement.

•	The Estimated Value Of Your Securities Is Lower Than The Original Offering Price Of Your Securities — The estimated value of your securities on the pricing date is lower, than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities is a result of certain factors, such as any sales commissions, selling concessions, discounts, commissions or fees to be allowed or paid to Barclays Capital Inc., another affiliate of ours, WFS or its affiliates or other non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

•	The Estimated Value Of Your Securities Might Be Lower If Such Estimated Value Were Based On The Levels At Which Our Debt Securities Trade In The Secondary Market — The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

•	The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions — The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

PS-19

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

•	The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Lower Than The Original Offering Price Of Your Securities And May Be Lower Than The Estimated Value Of Your Securities — The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the original offering price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.

•	The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market And The Value We May Initially Use For Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative Of Future Prices Of Your Securities — Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

•	We, Our Affiliates And Any Other Agent And/Or Participating Dealer May Engage In Various Activities Or Make Determinations That Could Materially Affect Your Securities In Various Ways And Create Conflicts Of Interest — We, our affiliates, WFS and any dealer participating in the distribution of the securities (a “participating dealer”) may play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our economic interests and the economic interests of our affiliates, WFS and any participating dealer are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the Basket Components or their components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities. Participating dealers may also engage in such activities that may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

In addition to the activities described above, Barclays Bank PLC will also act as the calculation agent for the securities. As calculation agent, we will determine any values of the Basket Components and make any other determinations necessary to

PS-20

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to a Basket Component on any date that the values of the Basket Components are to be determined; if the shares of a Basket Component are de-listed or if a Basket Component is liquidated or otherwise terminated, selecting a successor Basket Component or, if no successor Basket Component is available, determining any value necessary to calculate any payments on the securities; and determining whether to adjust any variable described herein in the case of certain events related to a Basket Component that the calculation agent determines have a diluting or concentrative effect on the theoretical value of the shares of that Basket Component. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent. You will not be entitled to any compensation from Barclays Bank PLC for any loss suffered as a result of any determinations made by the calculation agent with respect to the securities.

•	The Historical Performance Of The Basket Components Is Not An Indication Of Their Future Performance — The historical performance of the Basket Components should not be taken as an indication of the future performance of the Basket Components. It is impossible to predict whether the fund closing price of any Basket Component will fall or rise during the term of the securities, in particular in the environment in the last several years, which has been characterized by volatility across a wide range of asset classes. Past fluctuations and trends in the values of the Basket Components are not necessarily indicative of fluctuations or trends that may occur in the future.

•	The Ending Price Is Not Based On The Value Of The Basket At Any Time Other Than The Calculation Day — The ending price will be based solely on the fund closing price of each Basket Component on the calculation day, and the redemption amount will be based solely on the ending price relative to the starting price. Therefore, if the value of the Basket has declined as of the calculation day, the payment at stated maturity may be significantly less than it would otherwise have been had the ending price been determined at a time prior to such decline or after the value of the Basket has recovered. Although the value of the Basket on the stated maturity date or at other times during the term of your securities may be higher than the ending price, you will not benefit from the value of the Basket other than the value of the Basket on the calculation day.

•	Potentially Inconsistent Research, Opinions Or Recommendations By Barclays Capital Inc., WFS Or Their Respective Affiliates — Barclays Capital Inc., WFS or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., WFA or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the Basket and the merits of investing in the securities.

•	We Cannot Control Actions Of Any Of The Unaffiliated Companies Whose Securities Are Included In The Basket Components Or The Underlying Indices — Actions by any company whose securities are included in the Basket Components or in the underlying indices may have an adverse effect on the price of its security, the closing price of a Basket Component on the calculation day and the value of the securities. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

•	We And Our Affiliates Have No Affiliation With The Fund Sponsors Or The Underlying Index Sponsors And Have Not Independently Verified Their Public Disclosure Of Information — We, our affiliates and WFS and its affiliates are not affiliated in any way with the fund sponsors or the underlying index sponsors (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of the Basket Components or the underlying indices. We have derived the information about the sponsors, the Basket Components and the underlying indices contained in this pricing supplement and the accompanying index supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into the Basket Component, the underlying indices and the sponsors. The sponsors will not be involved in the offering of the securities made hereby in any way and the sponsors do not have any obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

•	The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the

PS-21

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts, as described below under “Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of the ownership and disposition of the securities could be materially and adversely affected.

Even if the treatment of the securities is respected, the IRS may assert that the securities constitute “constructive ownership transactions” within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), in which case gain recognized in respect of the securities that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the term of the securities. Our special tax counsel has not expressed an opinion with respect to whether the “constructive ownership” rules apply to the securities.

In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the securities (including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PS-22

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Hypothetical Returns

The following table illustrates, for a range of hypothetical ending prices of the Basket:

•	the hypothetical percentage change from the starting price to the hypothetical ending price;

•	the hypothetical redemption amount payable at stated maturity per security;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending price	Percentage change from the starting price to the hypothetical ending price	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
175.00	75.00%	$1,450.00	45.00%	8.42%
150.00	50.00%	$1,450.00	45.00%	8.42%
140.00	40.00%	$1,450.00	45.00%	8.42%
130.00	30.00%	$1,450.00	45.00%	8.42%
120.00	20.00%	$1,300.00	30.00%	5.91%
110.00	10.00%	$1,150.00	15.00%	3.13%
105.00	5.00%	$1,075.00	7.50%	1.61%
100.00(2)	0.00%	$1,000.00	0.00%	0.00%
95.00	-5.00%	$1,000.00	0.00%	0.00%
90.00	-10.00%	$1,000.00	0.00%	0.00%
85.00	-15.00%	$1,000.00	0.00%	0.00%
84.00	-16.00%	$990.00	-1.00%	-0.22%
80.00	-20.00%	$950.00	-5.00%	-1.13%
75.00	-25.00%	$900.00	-10.00%	-2.32%
50.00	-50.00%	$650.00	-35.00%	-9.33%
25.00	-75.00%	$400.00	-60.00%	-19.33%
0.00	-100.00%	$150.00	-85.00%	-37.96%

(1)       The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.

(2)       The starting price

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rate of return will depend on the actual ending price.

PS-23

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations, assuming hypothetical initial component prices and final component prices as indicated in the examples. Terms used for purposes of these hypothetical examples do not represent the actual initial component prices or final component prices applicable to the securities. The actual initial component price for each Basket Component is set forth under “Terms of the Securities” above and the actual final component price for each Basket Component will be the fund closing price of that Basket Component on the calculation day. For historical closing prices of the Basket Components and historical performance of the Basket, see the historical information set forth under the sections titled “The Basket,” “The SPDR® S&P 500® ETF Trust,” “The iShares® Russell 2000 ETF,” “The iShares® MSCI EAFE ETF,” “The iShares® MSCI Emerging Markets ETF,” “The PowerShares® DB Commodity Index Tracking Fund” and “The Vanguard® Real Estate ETF” below. These examples are for purposes of illustration only. We cannot predict the fund closing price of any Basket Component on any day during the term of the securities, including on the calculation day. You should not take these examples as an indication or assurance of the expected performance of the securities. The values used in the examples may have been rounded for ease of analysis. The examples below do not take into account any tax consequences from investing in the securities.

Example 1. Redemption amount is greater than the original offering price but less than the capped value:

	SPY Fund	IWM Fund	EFA Fund	EEM Fund	DBC Fund	VNQ Fund
Initial Component Price	$100.00	$100.00	$100.00	$100.00	$100.00	$100.00
Final Component Price	$113.00	$110.00	$108.00	$106.00	$103.00	$101.00
Component Return	13.00%	10.00%	8.00%	6.00%	3.00%	1.00%

Based on the component returns set forth above, the hypothetical ending price would equal:

100 × [1 + (50% × 13.00%) + (15% × 10.00%) + (15% × 8.00%) + (10% × 6.00%) + (5% × 3.00%) + (5% × 1.00%)] = 110.00

Because the hypothetical ending price is greater than the starting price, the redemption amount would equal:

On the stated maturity date, you would receive $1,150.00 per security.

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Example 2. Redemption amount is equal to the capped value:

	SPY Fund	IWM Fund	EFA Fund	EEM Fund	DBC Fund	VNQ Fund
Initial Component Price	$100.00	$100.00	$100.00	$100.00	$100.00	$100.00
Final Component Price	$150.00	$155.00	$160.00	$145.00	$130.00	$135.00
Component Return	50.00%	55.00%	60.00%	45.00%	30.00%	35.00%

Based on the component returns set forth above, the hypothetical ending price would equal:

100 × [1 + (50% × 50.00%) + (15% × 55.00%) + (15% × 60.00%) + (10% × 45.00%) + (5% × 30.00%) + (5% × 35.00%)] = 150.00

The redemption amount would be equal to the capped value because the capped value is less than:

On the stated maturity date, you would receive $1,450.00 per security.

In addition to limiting your return on the securities, the capped value limits the positive effect of the participation rate. If the ending price is greater than the starting price, you will participate in the performance of the Basket at a rate of 150% up to a certain point. However, the effect of the participation rate will be progressively reduced for ending prices that are greater than 130.00% of the starting price because your return on the securities for any ending price greater than 130.00% of the starting price will be limited to the capped value.

Example 3. Redemption amount is equal to the original offering price:

	SPY Fund	IWM Fund	EFA Fund	EEM Fund	DBC Fund	VNQ Fund
Initial Component Price	$100.00	$100.00	$100.00	$100.00	$100.00	$100.00
Final Component Price	$75.00	$105.00	$105.00	$107.00	$103.00	$103.00
Component Return	-25.00%	5.00%	5.00%	7.00%	3.00%	3.00%

Based on the component returns set forth above, the hypothetical ending price would equal:

100 × [1 + (50% × -25.00%) + (15% × 5.00%) + (15% × 5.00%) + (10% × 7.00%) + (5% × 3.00%) + (5% × 3.00%)] = 90.00

Because the hypothetical ending price is less than the starting price, but not by more than 15%, you would not lose any of the original offering price of your securities.

On the stated maturity date, you would receive $1,000 per security.

In this example, the hypothetical final component price of the SPY Fund is less than its hypothetical initial component price, while the hypothetical final component prices of the other Basket Components are greater than their hypothetical initial component prices. Because the Basket is unequally weighted, increases in the lower weighted Basket Components will be moderated, and may be wholly offset, by decreases in the more heavily weighted Basket Components. In this example, the 25.00% decrease in the SPY Fund has a significant impact on the ending price notwithstanding the positive performance of the other Basket Components due to the 50.00% weighting of the SPY Fund, which results in the hypothetical ending price being less than the starting price.

PS-25

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Example 4. Redemption amount is less than the original offering price:

	SPY Fund	IWM Fund	EFA Fund	EEM Fund	DBC Fund	VNQ Fund
Initial Component Price	$100.00	$100.00	$100.00	$100.00	$100.00	$100.00
Final Component Price	$45.00	$50.00	$50.00	$60.00	$65.00	$65.00
Component Return	-55.00%	-50.00%	-50.00%	-40.00%	-35.00%	-35.00%

Based on the component returns set forth above, the hypothetical ending price would equal:

100 × [1 + (50% × -55.00%) + (15% × -50.00%) + (15% × -50.00%) + (10% × -40.00%) + (5% × -35.00%) + (5% × -35.00%)]

= 50.00

Because the hypothetical ending price is less than the starting price by more than 15%, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to:

On the stated maturity date, you would receive $650.00 per security.

To the extent that the initial component prices and final component prices differ from the values assumed above, the results indicated above would be different.

PS-26

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Additional Terms of the Securities

Barclays Bank PLC will issue the securities as part of a series of unsecured and unsubordinated debt securities entitled “Global Medium-Term Notes, Series A,” which are more fully described in the accompanying prospectus supplement. In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the prospectus supplement, index supplement or prospectus, the terms described in this pricing supplement will control.

Certain Definitions

A “trading day” with respect to a Basket Component means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to that Basket Component or any successor Basket Component, as applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for a Basket Component or any successor Basket Component means the primary exchange or quotation system on which shares (or other applicable securities) of that Basket Component or that successor Basket Component, as applicable, are traded, as determined by the calculation agent.

The “related futures or options exchange” for a Basket Component or any successor Basket Component means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to that Basket Component or that successor Basket Component, as applicable.

Market Disruption Events

A “market disruption event” means, with respect to a Basket Component, any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of that Basket Component or any successor Basket Component on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of that Basket Component or any successor Basket Component on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of that Basket Component or any successor Basket Component on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of that Basket Component or any successor Basket Component on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to that Basket Component or any successor Basket Component prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to that Basket Component or any successor Basket Component fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a Basket Component:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to that Basket Component or any successor Basket Component; and

(2)	the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for that Basket Component or any successor Basket Component means the scheduled weekday closing time of such

PS-27

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If the calculation day is not a trading day with respect to any Basket Component, the calculation day for each Basket Component will be postponed to the next succeeding day that is a trading day with respect to each Basket Component. If a market disruption event occurs or is continuing with respect to a Basket Component on the calculation day, then the calculation day for that Basket Component will be postponed to the first succeeding trading day for that Basket Component on which a market disruption event for that Basket Component has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for that Basket Component after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for that Basket Component. If the calculation day has been postponed eight trading days for that Basket Component after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to that Basket Component on such eighth trading day, the calculation agent will determine the closing price of that Basket Component on such eighth trading day based on its good faith estimate of the value of the shares (or other applicable securities) of that Basket Component as of the close of trading on such eighth trading day. Notwithstanding a postponement of the calculation day for a particular Basket Component due to a market disruption event with respect to that Basket Component, the originally scheduled calculation day will remain the calculation day for the other Basket Component not affected by a market disruption event.

Anti-dilution Adjustments Relating to a Basket Component; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor with respect to a Basket Component as specified below if any of the events specified below occurs with respect to that Basket Component or any successor Basket Component and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the calculation day.

The adjustments specified below do not cover all events that could affect a Basket Component or any successor Basket Component, and there may be other events that could affect a Basket Component or any successor Basket Component for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Basket Component or any successor Basket Component, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Basket Component or any successor Basket Component.

For any event described below, the calculation agent will not be required to adjust the adjustment factor for a Basket Component unless the adjustment would result in a change to that adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a Basket Component, then once such split has become effective, the adjustment factor for that Basket Component will be adjusted to equal the product of the prior adjustment factor for that Basket Component and the number of securities which a holder of one share (or other applicable security) of that Basket Component or any successor Basket Component before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) to which the securities are linked has been made by a Basket Component or any successor Basket Component ratably to all holders of record of such shares (or other applicable securities), then the adjustment factor for that Basket Component will be adjusted on the ex-dividend date to equal the prior adjustment factor plus the product of the prior adjustment factor for that Basket Component and the number of shares (or other applicable securities) of that Basket Component or that successor Basket Component, as applicable, which a holder of one share (or other applicable security) of that Basket Component or that successor Basket Component, as applicable, before the ex-dividend date would have owned or been entitled to receive immediately

PS-28

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of that Basket Component or any successor Basket Component paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred with respect to a Basket Component, then the adjustment factor for that Basket Component will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for that Basket Component and a fraction, the numerator of which is the closing price per share (or other applicable security) of that Basket Component or any successor Basket Component on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of that Basket Component or that successor Basket Component, as applicable, on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)	“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of a Basket Component or any successor Basket Component will equal the amount per share (or other applicable security) of that Basket Component or that successor Basket Component, as applicable, of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of a Basket Component or any successor Basket Component described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Basket Component or any successor Basket Component declares or makes a distribution to all holders of the shares (or other applicable securities) of that Basket Component or that successor Basket Component, as applicable, of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If a Basket Component or any successor Basket Component is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and that Basket Component or that successor Basket Component, as applicable, is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor for that Basket Component or the method of determining the redemption amount or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a Basket Component is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to that Basket Component, then, upon the calculation agent’s notification of that determination to the trustee, any subsequent fund closing price for that Basket Component will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor Basket Component”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If a Basket Component undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of that Basket Component is to be determined and the calculation agent determines that no successor Basket Component is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for that Basket Component on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate that

PS-29

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Basket Component, provided that if the calculation agent determines in its discretion that it is not practicable to replicate that Basket Component (including but not limited to the instance in which an underlying index sponsor discontinues publication of the relevant underlying index), then the calculation agent will calculate the fund closing price for that Basket Component on such date (a) in the case of any Basket Component other than the DBC Fund, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the performance of that Basket Component’s portfolio as constituted immediately prior to such liquidation event, without any rebalancing or substitution of securities following such liquidation event, and (b) in the case of the DBC Fund, in good faith and in a commercially reasonable manner.

If a successor Basket Component is selected or the calculation agent calculates the fund closing price as a substitute for a Basket Component, such successor Basket Component or fund closing price will be used as a substitute for that Basket Component for all purposes, including for purposes of determining whether a market disruption event exists with respect to that Basket Component. Notwithstanding these alternative arrangements, a liquidation event with respect to a Basket Component may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Basket Component or a successor Basket Component, or the related underlying index, is changed in a material respect, or if a Basket Component or a successor Basket Component is in any other way modified so that such Basket Component does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Basket Component or such successor Basket Component had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of a Basket Component comparable to such Basket Component or such successor Basket Component, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price of such Basket Component and the redemption amount with reference to such adjusted closing price of such Basket Component or such successor Basket Component, as applicable.

Events of Default and Acceleration

See “Terms of the Notes—Default Amount” in the accompanying prospectus supplement.

PS-30

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

The Basket

The securities are linked to an unequally weighted basket consisting of the SPY Fund, the IWM Fund, the EFA Fund, the EEM Fund, the DBC Fund and the VNQ Fund. While historical information on the Basket does not exist for dates prior to the pricing date, the following graph sets forth the performance of the Basket from January 2, 2008 through April 30, 2018, assuming that, on January 2, 2008, the Basket was constructed with the specified weights for the Basket Components, the initial component prices were determined and the starting price was set equal to 100.

We obtained the closing prices of each Basket Component used to calculate the below graph from Bloomberg Professional® service (“Bloomberg”), without independent verification. Historical performance of the Basket should not be taken as an indication of future performance. Future performance of the Basket may differ significantly from historical performance, and no assurance can be given as to the Basket closing prices during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the Basket will not result in a loss on your initial investment.

The performance of the Basket will reflect the performance of the Basket Components. See “Risk Factors—Correlation (Or Lack Of Correlation) Of Performances Between The Basket Components May Adversely Affect Your Return On The Securities, And Changes In The Value Of One Basket Component May Offset The Other Basket Components” above.

* The dotted line represents the threshold price of 85, which is equal to 85% of the starting price.

PS-31

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

The SPDR® S&P 500® ETF Trust

We have derived all information contained in this pricing supplement regarding the SPDR® S&P 500® ETF Trust (the “SPY Fund”) from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, State Street Global Advisors Trust Company (“SSGA TC”), as trustee of the SPY Fund, and PDR Services LLC (“PDRS”), as sponsor of the SPY Fund. The SPY Fund is a unit investment trust that trades on the NYSE Arca, Inc. under the ticker symbol “SPY UP.”

The SPY Fund’s objective is to provide investment results that, before expenses, correspond generally to the price and yield performance of the S&P 500® Index (the “SPX Index”). For more information about the SPX Index, see “Indices—The S&P U.S. Indices” in the accompanying index supplement, as supplemented by the following updated information. Beginning in June 2016 (or July 2017, in the case of IEX), U.S. common equities listed on Bats BZX, Bats BYX, Bats EDGA, Bats EDGX or IEX were added to the universe of securities that are eligible for inclusion in the SPX Index and, effective March 10, 2017, the minimum unadjusted company market capitalization for potential additions to the SPX Index was increased to $6.1 billion from $5.3 billion. In addition, as of July 31, 2017, the securities of companies with multiple share class structures are no longer eligible to be added to the SPX Index, but securities already included in the SPX Index have been grandfathered and are not affected by this change.

The SPY Fund seeks to achieve its investment objective by holding a portfolio of the common stocks that are included in the SPX Index, with the weight of each stock substantially corresponding to the weight of that stock in the SPX Index. At any time, the SPY Portfolio will consist of as many of the securities composing the SPX Index as is practicable. To maintain the correspondence between the composition and weightings of the securities held by the SPY Fund and the component securities of the SPX Index, SSGA TC adjusts the holdings of the SPY Fund from time to time to conform to periodic changes in the identity and/or relative weightings of the component securities. SSGA TC aggregates certain of these adjustments and makes conforming changes to the holdings of the SPY Fund at least monthly or more frequently in the case of significant changes to the SPX Index.

The return of the SPY Fund may not match or achieve a high degree of correlation with the return of the SPX Index due to expenses and transaction costs incurred in adjusting the SPY Fund’s portfolio. In addition, it is possible that the SPY Fund may not always fully replicate the performance of the SPX Index due to the unavailability of certain the SPX Index securities in the secondary market or due to other extraordinary circumstances.

The SPY Fund is a registered investment company. Information provided to or filed with the SEC by the SPY Fund pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-46080 and 811-06125, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the SPY Fund, SSBTC and PDRS, please see the SPY Fund’s prospectus. In addition, information about the SPY Fund, SSGA TC and PDRS may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the SPY Fund website at www.spdrs.com. We have not independently verified the accuracy or completeness of such information. Information contained in the SPY Fund’s website and other publicly available information is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

PS-32

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Historical Information

We obtained the closing prices of the SPY Fund displayed in the graph and table below from Bloomberg without independent verification. The historical performance of the SPY Fund should not be taken as an indication of the future performance of the SPY Fund. Future performance of the SPY Fund may differ significantly from historical performance, and no assurance can be given as to the closing prices of the SPY Fund during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the SPY Fund will not result in a loss on your initial investment. The closing prices below may have been adjusted to reflect certain actions, such as stock splits and reverse stock splits.

The following graph sets forth daily closing prices of the SPY Fund for the period from January 1, 2008 to April 30, 2018. The closing price on April 30, 2018 was $264.51.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PS-33

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the SPY Fund for each quarter in the period from January 1, 2008 through March 31, 2018 and for the period from April 1, 2018 to April 30, 2018.

	High	Low	Last
2008
First Quarter	$144.94	$127.90	$131.89
Second Quarter	$143.08	$127.69	$128.04
Third Quarter	$130.70	$111.38	$116.54
Fourth Quarter	$116.00	$75.95	$90.33
2009
First Quarter	$93.44	$68.11	$79.44
Second Quarter	$95.09	$81.00	$91.92
Third Quarter	$107.33	$87.95	$105.56
Fourth Quarter	$112.67	$102.54	$111.44
2010
First Quarter	$117.40	$105.87	$116.99
Second Quarter	$121.79	$103.22	$103.22
Third Quarter	$114.79	$102.20	$114.12
Fourth Quarter	$125.92	$113.75	$125.78
2011
First Quarter	$134.57	$126.21	$132.51
Second Quarter	$136.54	$126.81	$131.97
Third Quarter	$135.46	$112.26	$113.17
Fourth Quarter	$128.68	$109.93	$125.50
2012
First Quarter	$141.61	$127.49	$140.72
Second Quarter	$141.79	$128.10	$136.27
Third Quarter	$147.24	$133.51	$143.93
Fourth Quarter	$146.27	$135.70	$142.52
2013
First Quarter	$156.73	$145.53	$156.55
Second Quarter	$167.11	$154.14	$160.01
Third Quarter	$173.14	$161.16	$168.10
Fourth Quarter	$184.67	$165.48	$184.67
2014
First Quarter	$188.26	$174.15	$187.04
Second Quarter	$196.48	$181.48	$195.72
Third Quarter	$201.82	$190.99	$197.02
Fourth Quarter	$208.72	$186.27	$205.50
2015
First Quarter	$211.99	$198.97	$206.43
Second Quarter	$213.50	$205.42	$205.85
Third Quarter	$212.59	$187.27	$191.63
Fourth Quarter	$211.00	$192.13	$203.89
2016
First Quarter	$206.10	$183.03	$205.56
Second Quarter	$212.39	$199.53	$209.53
Third Quarter	$219.09	$208.39	$216.30
Fourth Quarter	$227.76	$208.55	$223.53
2017
First Quarter	$239.78	$225.24	$235.74
Second Quarter	$244.66	$232.51	$241.80
Third Quarter	$251.23	$240.55	$251.23
Fourth Quarter	$268.20	$252.32	$266.86
2018
First Quarter	$286.58	$257.63	$263.15
Second Quarter*	$270.39	$257.47	$264.51

* Information for the second calendar quarter of 2018 includes data for the period from April 1, 2018 through April 30, 2018. Accordingly, the quarterly high, quarterly low and quarterly close data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2018.

PS-34

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

The iShares® Russell 2000 ETF

We have derived all information contained in this pricing supplement regarding the iShares® Russell 2000 ETF (the “IWM Fund”) from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The IWM Fund is an investment portfolio maintained and managed by iShares® Trust. BFA is currently the investment adviser to the IWM Fund. The IWM Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “IWM UP.”

The IWM Fund seeks to track investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index (the “RTY Index”). The RTY Index is an equity index that is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index (the “Russell 3000”), the RTY Index consists of approximately 2,000 of the smallest companies (based on a combination of their market capitalization and current index membership) included in the Russell 3000. For more information about the RTY Index, see “Indices—The Russell Indices” in the accompanying index supplement, as supplemented by the following updated information. As of August 2017, to be eligible for inclusion in the RTY Index, each company is required to have more than 5% of its voting rights (aggregated across all of its equity securities) in the hands of unrestricted shareholders. Companies already included in the RTY Index have a 5 year grandfathering period to comply or they will be removed from the RTY Index in September 2022.

BFA pursues a “representative sampling” indexing strategy in attempting to track the performance of the RTY Index, and may not hold all of the equity securities included in the RTY Index. The IWM Fund invests in a representative sample of securities that collectively has an investment profile similar to the RTY Index. Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the RTY Index.

The RTY Index is a financial calculation, based on a grouping of financial instruments, and is not an investment product, while the IWM Fund is an actual investment portfolio. The performance of the IWM Fund and the RTY Index may vary for a number of reasons, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the IWM Fund’s portfolio and the RTY Index resulting from the IWM Fund’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the IWM Fund but not to the RTY Index. “Tracking error” is the divergence of the performance (return) of a fund’s portfolio from that of its underlying index. BFA expects that, over time, the IWM Fund’s tracking error will not exceed 5%. Because the IWM Fund uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the IWM Fund. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares® Trust, BFA and the IWM Fund, please see the IWM Fund’s prospectus. In addition, information about iShares® Trust and the IWM Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We have not independently verified the accuracy or completeness of such information. Information contained in the iShares® website and other publicly available information is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

PS-35

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Historical Information

We obtained the closing prices of the IWM Fund displayed in the graph and table below from Bloomberg without independent verification. The historical performance of the IWM Fund should not be taken as an indication of the future performance of the IWM Fund. Future performance of the IWM Fund may differ significantly from historical performance, and no assurance can be given as to the closing prices of the IWM Fund during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the IWM Fund will not result in a loss on your initial investment. The closing prices below may have been adjusted to reflect certain actions, such as stock splits and reverse stock splits.

The following graph sets forth daily closing prices of the IWM Fund for the period from January 1, 2008 to April 30, 2018. The closing price on April 30, 2018 was $153.32.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PS-36

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the IWM Fund for each quarter in the period from January 1, 2008 through March 31, 2018 and for the period from April 1, 2018 to April 30, 2018.

	High	Low	Last
2008
First Quarter	$75.12	$64.30	$68.51
Second Quarter	$76.17	$68.47	$69.03
Third Quarter	$75.20	$65.50	$68.39
Fourth Quarter	$67.02	$38.58	$49.27
2009
First Quarter	$51.27	$34.36	$41.94
Second Quarter	$53.19	$42.82	$50.96
Third Quarter	$62.02	$47.87	$60.23
Fourth Quarter	$63.36	$56.22	$62.26
2010
First Quarter	$69.25	$58.68	$67.81
Second Quarter	$74.14	$61.08	$61.08
Third Quarter	$67.67	$59.04	$67.47
Fourth Quarter	$79.22	$66.94	$78.23
2011
First Quarter	$84.17	$77.18	$84.17
Second Quarter	$86.37	$77.77	$82.80
Third Quarter	$85.65	$64.25	$64.25
Fourth Quarter	$76.45	$60.97	$73.69
2012
First Quarter	$84.41	$74.56	$82.85
Second Quarter	$83.79	$73.64	$79.65
Third Quarter	$86.40	$76.68	$83.46
Fourth Quarter	$84.69	$76.88	$84.29
2013
First Quarter	$94.80	$86.65	$94.26
Second Quarter	$99.51	$89.58	$97.16
Third Quarter	$107.10	$98.08	$106.62
Fourth Quarter	$115.31	$103.67	$115.31
2014
First Quarter	$119.83	$108.64	$116.34
Second Quarter	$118.81	$108.88	$118.81
Third Quarter	$120.02	$109.35	$109.35
Fourth Quarter	$121.08	$104.30	$119.67
2015
First Quarter	$126.03	$114.69	$124.35
Second Quarter	$129.01	$120.85	$124.86
Third Quarter	$126.31	$107.53	$109.20
Fourth Quarter	$119.85	$109.01	$112.51
2016
First Quarter	$110.62	$94.80	$110.62
Second Quarter	$118.43	$108.69	$114.97
Third Quarter	$125.70	$113.69	$124.21
Fourth Quarter	$138.31	$115.00	$134.85
2017
First Quarter	$140.36	$133.75	$137.48
Second Quarter	$142.10	$133.72	$140.92
Third Quarter	$148.18	$134.83	$148.18
Fourth Quarter	$154.30	$145.63	$152.46
2018
First Quarter	$159.96	$145.44	$151.83
Second Quarter*	$157.48	$148.13	$153.32

* Information for the second calendar quarter of 2018 includes data for the period from April 1, 2018 through April 30, 2018. Accordingly, the quarterly high, quarterly low and quarterly close data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2018.

PS-37

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

The iShares® MSCI EAFE ETF

We have derived all information contained in this pricing supplement regarding the iShares® MSCI EAFE ETF (the “EFA Fund”) from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The EFA Fund is an investment portfolio maintained and managed by iShares® Trust. BFA is currently the investment adviser to the EFA Fund. The EFA Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “EFA UP.”

The EFA Fund seeks to track investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE® Index (the “MXEA Index”). The MXEA Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of certain developed markets excluding the United States and Canada. The MXEA Index currently consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. For more information about the MXEA Index, see “Indices—The MSCI Indices” in the accompanying index supplement.

BFA pursues a “representative sampling” indexing strategy in attempting to track the performance of the MXEA Index, and may not hold all of the equity securities composing the MXEA Index. The EFA Fund invests in a representative sample of securities that collectively has an investment profile similar to the MXEA Index. Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MXEA Index.

The MXEA Index is a financial calculation, based on a grouping of financial instruments, and is not an investment product, while the EFA Fund is an actual investment portfolio. The performance of the EFA Fund and the MXEA Index may vary for a number of reasons, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the EFA Fund’s portfolio and the MXEA Index resulting from the EFA Fund’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the EFA Fund but not to the MXEA Index. “Tracking error” is the divergence of the performance (return) of a fund’s portfolio from that of its MXEA Index. BFA expects that, over time, the EFA Fund’s tracking error will not exceed 5%. Because the EFA Fund uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the EFA Fund. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares® Trust, BFA and the EFA Fund, please see the EFA Fund’s prospectus. In addition, information about iShares® Trust and the EFA Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We have not independently verified the accuracy or completeness of such information. Information contained in the iShares® website and other publicly available information is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

PS-38

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Historical Information

We obtained the closing prices of the EFA Fund displayed in the graph and table below from Bloomberg without independent verification. The historical performance of the EFA Fund should not be taken as an indication of the future performance of the EFA Fund. Future performance of the EFA Fund may differ significantly from historical performance, and no assurance can be given as to the closing prices of the EFA Fund during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the EFA Fund will not result in a loss on your initial investment. The closing prices below may have been adjusted to reflect certain actions, such as stock splits and reverse stock splits.

The following graph sets forth daily closing prices of the EFA Fund for the period from January 1, 2008 to April 30, 2018. The closing price on April 30, 2018 was $70.74.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PS-39

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the EFA Fund for each quarter in the period from January 1, 2008 through March 31, 2018 and for the period from April 1, 2018 to April 30, 2018.

	High	Low	Last
2008
First Quarter	$78.35	$68.31	$71.90
Second Quarter	$78.52	$68.10	$68.70
Third Quarter	$68.04	$53.08	$56.30
Fourth Quarter	$55.88	$35.71	$44.87
2009
First Quarter	$45.44	$31.69	$37.59
Second Quarter	$49.04	$38.57	$45.81
Third Quarter	$55.81	$43.91	$54.70
Fourth Quarter	$57.28	$52.66	$55.30
2010
First Quarter	$57.96	$50.45	$56.00
Second Quarter	$58.03	$46.29	$46.51
Third Quarter	$55.42	$47.09	$54.92
Fourth Quarter	$59.46	$54.25	$58.23
2011
First Quarter	$61.91	$55.31	$60.09
Second Quarter	$63.87	$57.10	$60.14
Third Quarter	$60.80	$46.66	$47.75
Fourth Quarter	$55.57	$46.45	$49.53
2012
First Quarter	$55.80	$49.15	$54.90
Second Quarter	$55.51	$46.55	$49.96
Third Quarter	$55.15	$47.62	$53.00
Fourth Quarter	$56.88	$51.96	$56.82
2013
First Quarter	$59.89	$56.90	$58.98
Second Quarter	$63.53	$57.03	$57.38
Third Quarter	$65.05	$57.55	$63.79
Fourth Quarter	$67.06	$62.71	$67.06
2014
First Quarter	$68.03	$62.31	$67.17
Second Quarter	$70.67	$66.26	$68.37
Third Quarter	$69.25	$64.12	$64.12
Fourth Quarter	$64.51	$59.53	$60.84
2015
First Quarter	$65.99	$58.48	$64.17
Second Quarter	$68.42	$63.49	$63.49
Third Quarter	$65.46	$56.25	$57.32
Fourth Quarter	$62.06	$57.50	$58.75
2016
First Quarter	$57.80	$51.38	$57.13
Second Quarter	$59.87	$52.64	$55.81
Third Quarter	$59.86	$54.44	$59.13
Fourth Quarter	$59.20	$56.20	$57.73
2017
First Quarter	$62.60	$58.09	$62.29
Second Quarter	$67.22	$61.44	$65.20
Third Quarter	$68.48	$64.83	$68.48
Fourth Quarter	$70.80	$68.42	$70.31
2018
First Quarter	$75.25	$67.94	$69.68
Second Quarter*	$71.59	$68.72	$70.74

* Information for the second calendar quarter of 2018 includes data for the period from April 1, 2018 through April 30, 2018. Accordingly, the quarterly high, quarterly low and quarterly close data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2018.

PS-40

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

The iShares® MSCI Emerging Markets ETF

We have derived all information contained in this pricing supplement regarding the iShares® MSCI Emerging Markets ETF (the “EEM Fund”) from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, iShares®, Inc., BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The EEM Fund is an investment portfolio maintained and managed by iShares®, Inc. BFA is currently the investment adviser to the EEM Fund. The EEM Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “EEM UP.”

The EEM Fund seeks to track investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index (the “MXEF Index”). The MXEF Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of global emerging markets. The MXEF Index currently consists of the following 24 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, South Africa, Taiwan, Thailand, Turkey and the United Arab Emirates. For more information about the MXEF Index, see “Indices—The MSCI Indices” in the accompanying index supplement, as supplemented by the following updated information. Beginning in June 2018, the MXEF Index will include shares traded on mainland Chinese exchanges, referred to as A-shares.

BFA pursues a “representative sampling” indexing strategy in attempting to track the performance of the MXEF Index, and may not hold all of the equity securities composing the MXEF Index. The EEM Fund invests in a representative sample of securities that collectively has an investment profile similar to the MXEF Index. Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MXEF Index.

The MXEF Index is a financial calculation, based on a grouping of financial instruments, and is not an investment product, while the EEM Fund is an actual investment portfolio. The performance of the EEM Fund and the MXEF Index may vary for a number of reasons, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the EEM Fund’s portfolio and the MXEF Index resulting from the EEM Fund’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the EEM Fund but not to the MXEF Index. “Tracking error” is the divergence of the performance (return) of a fund’s portfolio from that of its underlying index. BFA expects that, over time, the EEM Fund’s tracking error will not exceed 5%. Because the EEM Fund uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the EEM Fund. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares®, Inc., BFA and the EEM Fund, please see the EEM Fund’s prospectus. In addition, information about iShares®, Inc. and the EEM Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We have not independently verified the accuracy or completeness of such information. Information contained in the iShares® website and other publicly available information is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

PS-41

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Historical Information

We obtained the closing prices of the EEM Fund displayed in the graph and table below from Bloomberg without independent verification. The historical performance of the EEM Fund should not be taken as an indication of the future performance of the EEM Fund. Future performance of the EEM Fund may differ significantly from historical performance, and no assurance can be given as to the closing prices of the EEM Fund during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the EEM Fund will not result in a loss on your initial investment. The closing prices below may have been adjusted to reflect certain actions, such as stock splits and reverse stock splits.

The following graph sets forth daily closing prices of the EEM Fund for the period from January 1, 2008 to April 30, 2018. The closing price on April 30, 2018 was $46.92.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PS-42

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the EEM Fund for each quarter in the period from January 1, 2008 through March 31, 2018 and for the period from April 1, 2018 to April 30, 2018.

	High	Low	Last
2008
First Quarter	$50.37	$42.17	$44.79
Second Quarter	$51.70	$44.43	$45.19
Third Quarter	$44.43	$31.33	$34.53
Fourth Quarter	$33.90	$18.22	$24.97
2009
First Quarter	$27.09	$19.94	$24.81
Second Quarter	$34.64	$25.65	$32.23
Third Quarter	$39.29	$30.75	$38.91
Fourth Quarter	$42.07	$37.56	$41.50
2010
First Quarter	$43.22	$36.83	$42.12
Second Quarter	$43.98	$36.16	$37.32
Third Quarter	$44.77	$37.59	$44.77
Fourth Quarter	$48.58	$44.77	$47.62
2011
First Quarter	$48.69	$44.63	$48.69
Second Quarter	$50.21	$45.50	$47.60
Third Quarter	$48.46	$34.95	$35.07
Fourth Quarter	$42.80	$34.36	$37.94
2012
First Quarter	$44.76	$38.23	$42.94
Second Quarter	$43.54	$36.68	$39.19
Third Quarter	$42.37	$37.42	$41.32
Fourth Quarter	$44.35	$40.14	$44.35
2013
First Quarter	$45.20	$41.80	$42.78
Second Quarter	$44.23	$36.63	$38.57
Third Quarter	$43.29	$37.34	$40.77
Fourth Quarter	$43.66	$40.44	$41.77
2014
First Quarter	$40.99	$37.09	$40.99
Second Quarter	$43.95	$40.82	$43.23
Third Quarter	$45.85	$41.56	$41.56
Fourth Quarter	$42.44	$37.73	$39.29
2015
First Quarter	$41.07	$37.92	$40.13
Second Quarter	$44.09	$39.04	$39.62
Third Quarter	$39.78	$31.32	$32.78
Fourth Quarter	$36.29	$31.55	$32.19
2016
First Quarter	$34.28	$28.25	$34.25
Second Quarter	$35.26	$31.87	$34.36
Third Quarter	$38.20	$33.77	$37.45
Fourth Quarter	$38.10	$34.08	$35.01
2017
First Quarter	$39.99	$35.43	$39.39
Second Quarter	$41.93	$38.81	$41.39
Third Quarter	$45.85	$41.05	$44.81
Fourth Quarter	$47.81	$44.82	$47.12
2018
First Quarter	$52.08	$45.69	$48.28
Second Quarter*	$48.14	$46.30	$46.92

* Information for the second calendar quarter of 2018 includes data for the period from April 1, 2018 through April 30, 2018. Accordingly, the quarterly high, quarterly low and quarterly close data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2018.

PS-43

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

The PowerShares® DB Commodity Index Tracking Fund

We have derived all information contained in this pricing supplement regarding the PowerShares® DB Commodity Index Tracking Fund (the “DBC Fund”) from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Invesco PowerShares Capital Management LLC (“Invesco”) and Invesco Ltd. The DBC Fund is a Delaware statutory trust, and the trustee of the DBC Fund, Wilmington Trust Company, has delegated to Invesco certain of the power and authority to manage the business affairs of the DBC Fund and has only nominal duties and liabilities to the DBC Fund. The DBC Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “DBC UP.”

The DBC Fund trades exchange-traded futures on the commodities composing the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ (the “DBIQ Commodity Index”) with a view to tracking the Index over time. The DBC Fund also earns interest income from United States Treasury Securities and dividends from its holdings in money market mutual funds (affiliated or otherwise). The DBC Fund also gains an exposure to United States Treasury Securities through an investment in exchange-traded funds (“T-Bill ETFs”) (affiliated or otherwise) that track indexes that measure the performance of U.S. Treasury Obligations with a maximum remaining maturity of up to twelve months, and the DBC Fund may receive dividends or distributions of capital gains from its investment in T-Bill ETFs. Additionally, the DBC Fund’s performance reflects the appreciation or depreciation of its investments in United States Treasury Securities, money market mutual funds and T-Bill ETFs.

The DBC Fund pursues its investment objective by investing in a portfolio of exchange-traded futures on the commodities composing the DBIQ Commodity Index (the “Index Commodities”). The Index Commodities are Light Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline, Natural Gas, Brent Crude, Gold, Silver, Aluminum, Zinc, Copper Grade A, Corn, Wheat, Soybeans and Sugar. The DBIQ Commodity Index is composed of notional amounts of each of the Index Commodities. The notional amounts of each Index Commodity included in the DBIQ Commodity Index are broadly in proportion to historical levels of the world’s production and supplies of the Index Commodities. The sponsor of the DBIQ Commodity Index is Deutsche Bank Securities Inc. For more information about the DBIQ Commodity Index, see “Annex A — The DBIQ Optimum Yield Diversified Commodity Index Excess Return™” below.

The DBC Fund is a commodity pool as defined in the Commodity Exchange Act of 1936, as amended, and the regulations of the Commodity Futures Trading Commission. The DBC Fund is not an investment company registered under the Investment Company Act of 1940, as amended. Information provided to or filed with the SEC by the DBC Fund pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file number 001-32726, through the SEC’s website at http://www.sec.gov. For additional information regarding Invesco and the DBC Fund, please see the DBC Fund’s prospectus. In addition, information about Invesco and the DBC Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Invesco website at www.invesco.com. We have not independently verified the accuracy or completeness of such information. Information contained in the Invesco website and other publicly available information is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

PS-44

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Historical Information

We obtained the closing prices of the DBC Fund displayed in the graph and table below from Bloomberg without independent verification. The historical performance of the DBC Fund should not be taken as an indication of the future performance of the DBC Fund. Future performance of the DBC Fund may differ significantly from historical performance, and no assurance can be given as to the closing prices of the DBC Fund during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the DBC Fund will not result in a loss on your initial investment. The closing prices below may have been adjusted to reflect certain actions, such as stock splits and reverse stock splits.

The following graph sets forth daily closing prices of the DBC Fund for the period from January 1, 2008 to April 30, 2018. The closing price on April 30, 2018 was $17.56.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PS-45

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the DBC Fund for each quarter in the period from January 1, 2008 through March 31, 2018 and for the period from April 1, 2018 to April 30, 2018.

	High	Low	Last
2008
First Quarter	$38.90	$30.73	$35.87
Second Quarter	$45.56	$35.65	$44.90
Third Quarter	$46.38	$32.39	$33.83
Fourth Quarter	$33.05	$19.69	$21.19
2009
First Quarter	$22.74	$18.15	$20.00
Second Quarter	$24.19	$19.44	$22.62
Third Quarter	$23.95	$20.74	$22.06
Fourth Quarter	$24.84	$21.70	$24.62
2010
First Quarter	$25.72	$22.38	$23.52
Second Quarter	$24.70	$21.25	$21.57
Third Quarter	$24.11	$21.20	$24.11
Fourth Quarter	$27.58	$24.08	$27.58
2011
First Quarter	$30.51	$27.13	$30.51
Second Quarter	$31.92	$28.25	$28.96
Third Quarter	$30.83	$25.73	$25.73
Fourth Quarter	$28.54	$25.57	$26.84
2012
First Quarter	$29.78	$27.29	$28.78
Second Quarter	$29.17	$24.15	$25.75
Third Quarter	$29.73	$25.70	$28.68
Fourth Quarter	$28.95	$27.14	$27.78
2013
First Quarter	$28.59	$26.84	$27.31
Second Quarter	$27.31	$25.13	$25.13
Third Quarter	$27.02	$25.29	$25.76
Fourth Quarter	$26.29	$25.09	$25.65
2014
First Quarter	$26.49	$24.70	$26.13
Second Quarter	$26.92	$25.74	$26.58
Third Quarter	$26.50	$23.22	$23.22
Fourth Quarter	$23.14	$18.45	$18.45
2015
First Quarter	$18.31	$16.81	$17.07
Second Quarter	$18.46	$17.26	$18.00
Third Quarter	$17.78	$14.41	$15.15
Fourth Quarter	$15.76	$13.13	$13.36
2016
First Quarter	$13.72	$11.88	$13.29
Second Quarter	$15.58	$12.85	$15.35
Third Quarter	$15.54	$14.01	$15.01
Fourth Quarter	$15.84	$14.38	$15.84
2017
First Quarter	$16.05	$14.83	$15.21
Second Quarter	$15.61	$13.74	$14.45
Third Quarter	$15.68	$14.25	$15.40
Fourth Quarter	$16.61	$15.23	$16.61
2018
First Quarter	$17.27	$16.13	$16.98
Second Quarter*	$17.57	$16.73	$17.56
* Information for the second calendar quarter of 2018 includes data for the period from April 1, 2018 through April 30, 2018. Accordingly, the quarterly high, quarterly low and quarterly close data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2018.

PS-46

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

The Vanguard® Real Estate ETF

We have derived all information contained in this pricing supplement regarding the Vanguard® Real Estate ETF (the “VNQ Fund”) from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Vanguard Specialized Funds (the “Vanguard Specialized Trust”) and The Vanguard Group, Inc. (“Vanguard”). The VNQ Fund is an investment portfolio maintained and managed by Vanguard Specialized Trust. Vanguard is currently the investment adviser to the VNQ Fund. The VNQ Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “VNQ UP.”

The VNQ Fund seeks to track the performance of a benchmark index that measures the performance of publicly traded equity REITs and other real estate-related investments, which is currently the MSCI US Investable Market Real Estate 25/50 Transition Index. Prior to February 1, 2018, the VNQ Fund tracked the MSCI US REIT Index. Beginning sometime in the third quarter of 2018, the VNQ Fund will track the MSCI US Investable Market Real Estate 25/50 Index.

The MSCI US REIT Index aims to represent the performance of the equity REIT investment universe in the United States. The MSCI US REIT Index consists of REIT securities and covers approximately 85% of the U.S. REIT universe. The MSCI US Investable Market Real Estate 25/50 Index is designed to measure the performance of the large-, mid- and small-cap segments of the real estate sector of the U.S. equities market, as classified under the Global Industry Classification Standard (GICS). The GICS real estate sector is composed of equity real estate investment trusts (known as REITs), which includes specialized REITs, and real estate management and development companies. The MSCI US Investable Market Real Estate 25/50 Transition Index is an interim index that will gradually increase exposure to other real estate-related investments while proportionately reducing exposure to other stocks based on their weightings in the MSCI US Investable Market Real Estate 25/50 Index. For more information about the MSCI US Investable Market Real Estate 25/50 Index, see “Annex B — The MSCI US Investable Market Real Estate 25/50 Index” below.

The VNQ Fund attempts to replicate its tracked index by investing all, or substantially all, of its assets—either directly or indirectly through a wholly owned subsidiary (the underlying fund), which is itself a registered investment company—in the stocks that make up the tracked index, holding each stock in approximately the same proportion as its weighting in the tracked index. The VNQ Fund may invest a portion of its assets in the underlying fund, which has the same investment strategy as the VNQ Fund. The returns of the VNQ Fund may be affected by certain management fees and other expenses. The performance of the underlying fund will also reflect fees and expenses, which are separate from and in addition to those of the VNQ Fund. These separate fees and expenses may reduce the VNQ Fund’s performance.

The Vanguard Specialized Trust is a registered investment company that consists of numerous separate investment portfolios, including the VNQ Fund. Information provided to or filed with the SEC by Vanguard Specialized Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 002-88116 and 811-03916, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the Vanguard Specialized Trust, Vanguard and the VNQ Fund, please see the VNQ Fund’s prospectus. In addition, information about Vanguard and the VNQ Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Vanguard website at www.vanguard.com. We have not independently verified the accuracy or completeness of such information. Information contained in the Vanguard website and other publicly available information is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

PS-47

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Historical Information

We obtained the closing prices of the VNQ Fund displayed in the graph and table below from Bloomberg without independent verification. The historical performance of the VNQ Fund should not be taken as an indication of the future performance of the VNQ Fund. Future performance of the VNQ Fund may differ significantly from historical performance, and no assurance can be given as to the closing prices of the VNQ Fund during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the VNQ Fund will not result in a loss on your initial investment. The closing prices below may have been adjusted to reflect certain actions, such as stock splits and reverse stock splits.

The following graph sets forth daily closing prices of the VNQ Fund for the period from January 1, 2008 to April 30, 2018. The closing price on April 30, 2018 was $76.09.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PS-48

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the VNQ Fund for each quarter in the period from January 1, 2008 through March 31, 2018 and for the period from April 1, 2018 to April 30, 2018.

	High	Low	Last
2008
First Quarter	$64.98	$55.19	$62.39
Second Quarter	$68.43	$58.21	$58.30
Third Quarter	$64.97	$54.10	$60.77
Fourth Quarter	$59.33	$24.21	$36.45
2009
First Quarter	$36.37	$21.15	$24.28
Second Quarter	$34.53	$24.15	$31.01
Third Quarter	$44.28	$28.57	$41.52
Fourth Quarter	$46.14	$38.54	$44.74
2010
First Quarter	$49.80	$41.04	$48.82
Second Quarter	$54.04	$46.26	$46.49
Third Quarter	$54.63	$44.39	$52.08
Fourth Quarter	$57.29	$52.03	$55.37
2011
First Quarter	$59.86	$54.89	$58.49
Second Quarter	$62.68	$57.39	$60.10
Third Quarter	$63.18	$48.88	$50.87
Fourth Quarter	$58.80	$48.47	$58.00
2012
First Quarter	$63.62	$57.49	$63.61
Second Quarter	$66.18	$60.57	$65.43
Third Quarter	$68.76	$64.79	$64.97
Fourth Quarter	$66.43	$62.06	$65.80
2013
First Quarter	$70.53	$66.61	$70.53
Second Quarter	$78.15	$65.68	$68.72
Third Quarter	$72.55	$63.50	$66.16
Fourth Quarter	$71.05	$64.20	$64.56
2014
First Quarter	$71.79	$64.57	$70.62
Second Quarter	$76.41	$70.47	$74.84
Third Quarter	$77.92	$71.35	$71.85
Fourth Quarter	$82.45	$71.79	$81.00
2015
First Quarter	$88.65	$80.37	$84.07
Second Quarter	$85.71	$74.69	$74.69
Third Quarter	$80.73	$72.20	$75.54
Fourth Quarter	$81.59	$75.91	$79.73
2016
First Quarter	$83.80	$71.47	$83.80
Second Quarter	$88.67	$80.96	$88.67
Third Quarter	$92.63	$84.36	$86.74
Fourth Quarter	$85.12	$78.07	$82.53
2017
First Quarter	$85.85	$80.41	$82.59
Second Quarter	$85.52	$80.97	$83.23
Third Quarter	$85.71	$81.16	$83.09
Fourth Quarter	$85.64	$81.27	$82.98
2018
First Quarter	$82.67	$72.34	$75.47
Second Quarter*	$76.39	$73.99	$76.09

* Information for the second calendar quarter of 2018 includes data for the period from April 1, 2018 through April 30, 2018. Accordingly, the quarterly high, quarterly low and quarterly close data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2018.

PS-49

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Tax Considerations

You should review carefully the sections entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” in the accompanying prospectus supplement. The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with respect to the Basket. Assuming this treatment is respected, upon a sale or exchange of the securities (including redemption at maturity), you should recognize gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities. Subject to the application of the constructive ownership rules, any gain or loss recognized on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the original issue price. The securities could be treated as constructive ownership transactions within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the securities that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the term of the securities. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the securities. Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the constructive ownership rules.

The IRS or a court may not respect the treatment of the securities described above, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2019 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel is of the opinion that these regulations should not apply to the securities with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the securities offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of June 28, 2017, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on June 28, 2017, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell LLP, dated June 28, 2017, which has been filed as an exhibit to the report on Form 6-K referred to above.

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Supplemental Plan of Distribution

We expect that delivery of the securities will be made against payment for the securities on the issue date indicated above, which is expected to be more than two business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on any date prior to two business days before delivery will be required, by virtue of the fact that the securities will initially settle in more than two business days, to specify alternative settlement arrangements to prevent a failed settlement. See “Plan of Distribution (Conflicts of Interest)” in the prospectus supplement.

The securities are not intended to be offered, sold or otherwise made available to and may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA Retail Investor”). For these purposes, an EEA Retail Investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended from time to time, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to EEA Retail Investors has been prepared and therefore offering or selling such securities or otherwise making them available to any EEA Retail Investor may be unlawful under the PRIIPs Regulation.

PS-52

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Annex A — The DBIQ Optimum Yield Diversified Commodity Index Excess Return™

The DBIQ Optimum Yield Diversified Commodity Index Excess Return™

We have derived all information contained in this pricing supplement regarding the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ (the “DBIQ Commodity Index”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Deutsche Bank Securities Inc. (“DBSI”), the index sponsor. The DBIQ Commodity Index is calculated, maintained and published by DBSI. DBSI has no obligation to continue to publish, and may discontinue publication of, the DBIQ Commodity Index at any time.

The DBIQ Commodity Index is intended to reflect the changes in market value, positive or negative, of certain commodities. The DBIQ Commodity Index is (i) calculated on an excess return, or unfunded basis and (ii) rolled in a manner which is aimed at potentially maximizing the roll benefits in backwardated markets and minimizing the losses from rolling in contangoed markets. Futures contracts on the following commodities are included in the DBIQ Commodity Index: Light Sweet Crude Oil (WTI), Heating Oil, Reformulated Blendstock for Oxygenate Blending (“RBOB”) Gasoline, Natural Gas, Brent Crude, Gold, Silver, Aluminum, Zinc, Copper Grade A, Corn, Wheat, Soybeans and Sugar. We refer to each of these commodities as an Index Commodity.

Index Composition

The DBIQ Commodity Index is composed of notional amounts of each of the Index Commodity futures contracts. The notional amounts of each Index Commodity futures contract included in the DBIQ Commodity Index are broadly in proportion to historical levels of the world’s production and supplies of the Index Commodities.

The DBIQ Commodity Index is rebalanced annually in November to ensure that each of the Index Commodities is weighted in the same proportion that such Index Commodities were weighted on September 3, 1997, which was the base date. The following table reflects the index base weights, or DBIQ Commodity Index Base Weights, of each Index Commodity on the base date:

Index Commodity	DBIQ Commodity Index Base Weight
Brent Crude	12.375%
Heating Oil	12.375%
Light Sweet Crude Oil (WTI)	12.375%
RBOB Gasoline	12.375%
Gold	8.000%
Corn	5.625%
Soybeans	5.625%
Sugar	5.625%
Wheat	5.625%
Natural Gas	5.500%
Aluminum	4.167%
Copper – Grade A	4.167%
Zinc	4.167%
Silver	2.000%

Futures contracts on the Index Commodities are traded on the following futures exchanges: Light Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline and Natural Gas: New York Mercantile Exchange; Brent Crude: ICE-Futures Europe; Gold and Silver: Commodity Exchange Inc., New York; Aluminum, Zinc and Copper Grade A: The London Metal Exchange Limited; Corn, Wheat and Soybeans: Board of Trade of the City of Chicago Inc.; and Sugar: ICE Futures U.S., Inc.

The composition of the DBIQ Commodity Index may be adjusted in the event that DBSI is not able to calculate the closing prices of the futures contracts on the Index Commodities.

The DBIQ Commodity Index includes provisions for the replacement of futures contracts as they approach maturity. This replacement takes place over a period of time in order to lessen the impact on the market for the futures contracts being replaced. With respect to each Index Commodity, the DBIQ Commodity Index employs a rule-based approach when it “rolls” from one futures contract to another. Rather than selecting a new futures contract based on a predetermined schedule (e.g., monthly), each Index Commodity rolls to the futures contract which generates the best possible “implied roll yield.” The futures contract with a delivery month within the next thirteen months which generates the best possible implied roll yield will be included in the DBIQ Commodity Index. As a result, the DBIQ Commodity Index is able to potentially maximize the roll benefits from an Index Commodity in backwardated markets and minimize the losses from rolling in contangoed markets.

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

In general, as a futures contract approaches its expiration date, its price will move towards the spot price in a contangoed market. Assuming the spot price does not change, this would result in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardated market. Rolling in a contangoed market will tend to cause a drag on an Index Commodity’s contribution to the index closing level while rolling in a backwardated market will tend to cause a push on an Index Commodity’s contribution to the index closing level.

On the first index business day (defined as a day on which the New York Mercantile Exchange is open for business) of each month (the “Verification Date”), each Index Commodity futures contract will be tested for continued inclusion in the DBIQ Commodity Index. If the Index Commodity futures contract requires delivery of the underlying commodity in the next month (the “Delivery Month”), a new Index Commodity futures contract will be selected for inclusion in the DBIQ Commodity Index. For example, if the first index business day is May 1, 2018, and the Delivery Month of the Index Commodity futures contract currently in the DBIQ Commodity Index is June 2018, a new Index Commodity futures contract with a later Delivery Month will be selected.

For each underlying Index Commodity in the DBIQ Commodity Index, the new Index Commodity futures contract selected will be the Index Commodity futures contract with the best possible “implied roll yield” based on the closing price for each eligible Index Commodity futures contract.

Eligible Index Commodity futures contracts are any Index Commodity futures contracts having a Delivery Month (i) no sooner than the month after the Delivery Month of the Index Commodity futures contract currently in the DBIQ Commodity Index, and (ii) no later than the 13th month after the Verification Date. For example, if the first index business day is May 1, 2018 and the Delivery Month of an Index Commodity futures contract currently in the DBIQ Commodity Index is June 2018, the Delivery Month of an eligible new Index Commodity futures contract must be between July 2018 and July 2019. The implied roll yield is then calculated and the futures contract on the Index Commodity with the best possible implied roll yield is selected. If two futures contracts have the same implied roll yield, the futures contract with the minimum number of months prior to the Delivery Month is selected.

After the futures contract selection, the monthly roll for each Index Commodity subject to a roll in that particular month unwinds the old futures contract and enters a position in the new futures contract. This takes place between the second and sixth index business day of the month.

On each day during the roll period, new notional holdings are calculated. The calculations for the old Index Commodity futures contracts that are leaving the DBIQ Commodity Index and the new Index Commodity futures contracts are then calculated. On all days that are not monthly index roll days, the notional holdings of each Index Commodity futures contract remains constant.

Calculation of the Index Level

The DBIQ Commodity Index is calculated in U.S. dollars on an excess return (unfunded) basis, which means that the DBIQ Commodity Index reflects the return associated with spot prices for Index Commodities and the roll yield associated with trading futures contracts on Index Commodities. The DBIQ Commodity Index is re-weighted on an annual basis on the sixth index business day of each November.

The futures contract price for each Index Commodity will be the exchange closing price for such Index Commodity on each index business day. If a weekday is not an exchange business day but is an index business day, the exchange closing price from the previous index business day will be used for each Index Commodity.

The DBIQ Commodity Index has been calculated back to the base date. On the base date, the closing level was 100.

An index business day is a day on which banks in New York, New York are open. An exchange business day is, with respect to an Index Commodity, a day that is a trading day for such Index Commodity on the relevant exchange (unless an index disruption event or force majeure event has occurred).

PS-54

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Annex B — The MSCI US Investable Market Real Estate 25/50 Index

The MSCI US Investable Market Real Estate 25/50 Index

We have derived all information contained in this pricing supplement regarding the MSCI US Investable Market Real Estate 25/50 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”). The MSCI US Investable Market Real Estate 25/50 Index is calculated, maintained and published by MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI US Investable Market Real Estate 25/50 Index at any time.

The MSCI US Investable Market Real Estate 25/50 Index and its parent index, MSCI USA Investable Market Real Estate Index, are both designed to measure the performance of the large-, mid- and small-cap segments of the real estate sector of the U.S. equities market. All securities in the MSCI US Investable Market Real Estate 25/50 Index and its parent index are classified in the Real Estate sector as per the Global Industry Classification Standard (“GICS®”). However, unlike its parent index, the MSCI US Investable Market Real Estate 25/50 Index applies certain investment limits that are imposed on regulated investment companies (“RICs”) under the current U.S. Internal Revenue Code. The MSCI US Investable Market Real Estate 25/50 Index is an index created by applying the weight constraints described below to its parent index.

Objectives and Guiding Principles

Under current regulations, a fund needs to satisfy certain tests, such as those relating to asset diversification and sources of income, for qualification as a RIC. More specifically, one requirement of a RIC is that, at the end of each quarter of a RIC’s tax year, no more than 25% of the value of the RIC’s assets may be invested in a single issuer and the sum of the weights of all issuers representing more than 5% of the fund should not exceed 50% of the fund’s total assets. The MSCI US Investable Market Real Estate 25/50 Index takes into account these investment limits, offering a benchmarking alternative for RIC-compliant funds.

The following principles have guided MSCI in designing a methodology for constructing the MSCI US Investable Market Real Estate 25/50 Index from underlying non-constrained indices.

Reflecting the 25% and 50% concentration constraints. Reflecting the 25% and 50% concentration constraints is the primary consideration in terms of both index construction and index maintenance. Ensuring timely and on-going reflection of the constraints requires the MSCI US Investable Market Real Estate 25/50 Index to be rebalanced periodically. The MSCI US Investable Market Real Estate 25/50 Index is rebalanced in February, May, August and November.

Minimizing tracking error to the parent index. Minimizing the tracking error between the MSCI US Investable Market Real Estate 25/50 Index and the parent index, while keeping the index turnover to a reasonable level, is another important objective. MSCI seeks to achieve this by rebalancing the MSCI US Investable Market Real Estate 25/50 Index using an optimization process that aims to minimize the constituent weight differences between the MSCI US Investable Market Real Estate 25/50 Index and the parent index.

Index Construction and Maintenance Methodology

Constructing and Rebalancing the MSCI U.S. Investable Market Real Estate 25/50 Index

The MSCI US Investable Market Real Estate 25/50 Index methodology follows a portfolio optimization framework. The Barra Optimizer is utilized to perform the optimization function, which is aimed at minimizing index turnover, tracking error and extreme deviation from the parent index. The Barra Optimizer is an algorithm designed to facilitate the portfolio construction process.

Constraint targets. The MSCI US Investable Market Real Estate 25/50 Index is subject to the following constraints:

•	no issuer may exceed 25% of index weight; and

•	all issuers with weight above 5% may not exceed 50% of the index weight.

Minimizing weight distance from the parent index. The MSCI US Investable Market Real Estate 25/50 Index methodology aims at minimizing the weight distance from the parent index. The active risk or the tracking error of the MSCI US Investable Market Real Estate 25/50 Index versus the parent index is measured as the distance between the constituent weights of the MSCI US Investable Market Real Estate 25/50 Index and the parent index.

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

Minimizing transaction cost. A transaction cost is applied as a proxy for index turnover on rebalancing from the MSCI US Investable Market Real Estate 25/50 Index.

Minimum weight of constituents. The minimum weight of any MSCI US Investable Market Real Estate 25/50 Index constituent is equal to the weight of the smallest constituent in the parent index.

Buffer Rules. A buffer of 10% of the value of each constraint is used in order to reduce the risk of non-compliance due to short term market movements between two quarterly rebalancing. As a result, at the point of constructing or rebalancing the MSCI US Investable Market Real Estate 25/50 Index, the weight of any single issuer cannot exceed 22.5% of the index weight and all issuers with weight above 4.5% cannot exceed 45% of the index weight.

Maintenance Rules

Quarterly index reviews. The MSCI US Investable Market Real Estate 25/50 Index is rebalanced quarterly and the changes resulting from the rebalancing are made as of the close of the last business day of each February, May, August and November, to coincide with the quarterly index reviews of the parent index.

The MSCI US Investable Market Real Estate 25/50 Index is in general rebalanced five business days before the effective date. The changes resulting from the rebalancing are announced on the same day.

In case a pro forma MSCI US Investable Market Real Estate 25/50 Index violates the 25/50 constraints between the announcement date and the effective date, the previously announced results will be discarded and a newly rebalanced MSCI US Investable Market Real Estate 25/50 Index will be announced.

There is no index rebalancing due to non-compliance between quarterly index reviews.

At each rebalancing, a constraint factor is calculated for each constituent of the MSCI US Investable Market Real Estate 25/50 Index. The constraint factor is defined as the weight in the MSCI US Investable Market Real Estate 25/50 Index at the time of the rebalancing divided by the weight in the parent index. The constraint factor as well as the constituents of the MSCI US Investable Market Real Estate 25/50 Index remains constant between index reviews except in case of corporate events.

Ongoing Event Related Changes. A security added to the parent index following a corporate event is added to the MSCI US Investable Market Real Estate 25/50 Index with an estimated capped weight, without rebalancing of the MSCI US Investable Market Real Estate 25/50 Index.

In the event of a merger or an acquisition where an index constituent acquires another index constituent or merges with another index constituent, the remaining company is maintained in the MSCI US Investable Market Real Estate 25/50 Index with a constraint factor calculated as the weighted average of the constraint factors before the corporate event.

If a spun-off security of an index constituent is added to the parent index, it will be added to the MSCI US Investable Market Real Estate 25/50 Index with the same constraint factor as the parent security.

The deletion of a constituent from the parent index following a corporate event triggers its deletion from the MSCI US Investable Market Real Estate 25/50 Index without rebalancing of the MSCI US Investable Market Real Estate 25/50 Index.

The addition of a newly eligible security in the parent index — for example, an early inclusion of a large initial public offering, or a security migrating to that parent index from another size segment — will result in the inclusion of that security in the MSCI US Investable Market Real Estate 25/50 Index and consequently trigger the full rebalancing of the MSCI US Investable Market Real Estate 25/50 Index.

Issuer Concentration Issues

A minimum of 15 issuers in the parent index is required at any point in time for the MSCI US Investable Market Real Estate 25/50 Index to be rebalanced as described above. In the event the number of issuers drops below 15 but remains above 11 following a corporate event or a regular index review, MSCI will apply the following adjustments:

•	Number of issuers drops to 14: the buffer mentioned above will be reduced from 10% to 9%. Thus, the weight of any single issuer cannot exceed 22.75% of the index weight and all issuers with weight above 4.55% cannot exceed 45.5% of the index weight.

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Principal at Risk Securities Linked to an ETF Basket due November 3, 2022

•	Number of issuers drops to 13: the buffer mentioned above will be reduced from 10% to 4%. Thus, the weight of any single issuer cannot exceed 24% of the index weight and all issuers with weight above 4.8% cannot exceed 48% of the index weight.

•	Number of issuers drops to 12: the buffer mentioned above will be reduced from 10% to 0%. Thus, the weight of any single issuer cannot exceed 25% of the index weight and all issuers with weight above 5% cannot exceed 50% of the index weight.

The MSCI US Investable Market Real Estate 25/50 Index will need to be discontinued if the number of issuers drops below 12 as mathematically no solution can satisfy the 25% and 50% constraints. MSCI will however temporarily maintain the MSCI US Investable Market Real Estate 25/50 Index for a minimum of two months before discontinuation by adding the necessary number of securities to the MSCI US Investable Market Real Estate 25/50 Index. The index discontinuation will coincide with one of the subsequent regular index reviews. The securities to be added will be chosen in the following order of priority:

•	Securities deleted from the MSCI US Investable Market Real Estate 25/50 Index, provided they exhibit required liquidity and were not deleted due to financial difficulties, etc.

•	Eligible securities of relevant size not included in the parent index, e.g., largest small cap size-segment securities.

In the event that no securities are eligible for temporary addition to the MSCI US Investable Market Real Estate 25/50 Index, MSCI will provide an index, as close as possible to the 25/50 constraints, for a minimum of two months before discontinuation. The index discontinuation will coincide with one of the subsequent regular index reviews.

Index Calculation

The MSCI US Investable Market Real Estate 25/50 Index is calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s index level is obtained by applying the change in the market performance to the previous period index level.

PS-57